CREDIT AGREEMENT

                   dated as of July 31, 1997

                             among

                      GLEASON CORPORATION
                       THE GLEASON WORKS
          GLEASON INTERNATIONAL MARKETING CORPORATION
                      GW ACQUISITION CORP.
                GLEASON GERMANY (HOLDINGS) GMBH
                  GLEASON MASCHINENFABRIK GMBH
           GLEASON-HURTH MASCHINEN UND WERKZEUGE GMBH
                   HERMANN PFAUTER GMBH & CO.
                GLEASON WORKS (HOLDINGS) LIMITED
                     GLEASON WORKS LIMITED
         PFAUTER-MAAG CUTTING TOOLS LIMITED PARTNERSHIP

                              and

                     AMERICAN PFAUTER, L.P.

                         as Borrowers

                              with

                  The Lenders signatory hereto

                              and

                    THE CHASE MANHATTAN BANK

                    as Administrative Agent

                              and

                     Corestates Bank, N.A.
                    The Bank of Nova Scotia
                   First Union National Bank
                          as Co-Agents

                       TABLE OF CONTENTS

ARTICLE I

         Definitions                                           10

SECTION 1.01.   Defined Terms                                  10

SECTION 1.02.   Classification of Loans and Borrowings         29

SECTION 1.03.   Terms Generally                                29

SECTION 1.04.   Accounting Terms; GAAP                         29

SECTION 1.05.   Currency Equivalents; Currency Fluctuations.   30

ARTICLE II

          The Credits                                          30

SECTION 2.01.   Commitments                                    30

SECTION 2.02.   Loans and Borrowings                           31

SECTION 2.03.   Requests for Term and Revolving Borrowings     32

SECTION 2.04.   Competitive Bid Procedure                      33

SECTION 2.05.   Swingline Loans                                36

SECTION 2.06.   Letters of Credit                              37
     (a)  General                                              37
     (b)  Notice  of  Issuance,  Amendment,  Renewal,  Extension;
          Certain Conditions                                   37
     (c)  Expiration Date                                      38
     (d)  Participations                                       38
     (e)  Reimbursement                                        38
     (f)  Obligations Absolute                                 39
     (g)  Disbursement Procedures                              40
     (h)  Interim Interest                                     40
     (i)  Replacement of the Issuing Bank                      41
     (j)  Cash Collateralization on Default                    41
     (k)  Cash Collateralization for Bank Guarantees           42
     (l)  Existing Letters of Credit                           42

SECTION 2.07.   Funding of Borrowings                          42

SECTION 2.08.   Interest Elections                             43

SECTION 2.09.   Termination and Reduction of Commitments       45

SECTION 2.10.   Repayment of Loans; Evidence of Debt           45

SECTION 2.11.   Prepayment of Loans                            46

SECTION 2.12    Fees                                           49

SECTION 2.13.   Interest                                       50

SECTION 2.14.   Alternate Rate of Interest                     51

SECTION 2.15.   Increased Costs                                52

SECTION 2.16.   Break Funding Payments                         54

SECTION 2.17.   Taxes                                          54

SECTION  2.18.   Payments Generally; Pro Rata Treatment;
                 Sharing of Set-offs                           56

SECTION 2.19.   Mitigation Obligations; Replacement of Lenders 57

SECTION 2.20.   European Economic and Monetary Union           58

ARTICLE III

         Representations, Warranties and Covenants of Borrower 59

SECTION 3.01.   Existence, Ownership and Legal Power           59

SECTION 3.02.   Right to Act                                   60

SECTION 3.03.   Approval by Necessary Organizational Action    60

SECTION 3.04.   Financial Statements.                          61

SECTION 3.05.   Litigation; Regulatory Compliance.             61

SECTION 3.06.   Plan Compliance                                62

SECTION 3.07.   Title and Freedom from Liens                   62

SECTION 3.08.   Absence of Default                             63

SECTION 3.09.   Existing Debts                                 63

SECTION 3.10.   Margin Stock                                   63

SECTION 3.11.   Compliance with Conditions Precedent           63

SECTION 3.12.   Interdependent Relationship                    63

SECTION 3.13.   Environmental Matters                          63

SECTION 3.14.   Taxes                                          64

SECTION 3.15.   Disclosure                                     64

SECTION 3.16.   Acquisition                                    64

SECTION 3.17.   Labor Matters                                  65

SECTION 3.18.   Solvency                                       65

SECTION 3.19.   Investment and Holding Company Status          66

SECTION 3.20.   Existing Letters of Credit                     66

SECTION  3.21.    Gleason Germany (Holdings) GmbH and Gleason
     Maschinenfabrik GmbH                                      66

ARTICLE IV

          Conditions                                           66

SECTION 4.01.   Effective Date                                 66

SECTION 4.02.   Each Credit Event                              71

ARTICLE V

         Affirmative and Negative Covenants                    71

SECTION 5.01.   Punctual Payment                               71

SECTION 5.02.   Financial Information                          71

SECTION 5.03.   Inspection of Borrowers' Property and Records  73

SECTION 5.04.   Preservation of Borrowers'Existence
                and Business                                   73

SECTION 5.05.   Payment of Debts and Obligations               73

SECTION 5.06.   Insurance Coverage                             74

SECTION 5.07.   Litigation                                     74

SECTION 5.08.   ERISA Compliance                               74

SECTION 5.09.   FLSA Compliance                                74

SECTION 5.10.   Compliance with All Laws, Etc                  74

SECTION 5.11.   Mergers, Acquisitions, Bulk Sales and
                Reorganization                                 74

SECTION 5.12.   Subsidiaries                                   75

SECTION 5.13.   Maintenance of Properties                      76

SECTION 5.14.   Notice to Lenders and Administrative Agent
                of Default                                     76

SECTION 5.15.   Consolidated Funded Indebtedness to
                Consolidated Net Worth                         76

SECTION 5.16.   Consolidated Funded Indebtedness to EBITDA     76

SECTION 5.17.   Interest Coverage                              76

SECTION 5.18.   Restrictions on Use of Proceeds                77

SECTION 5.19.   Indebtedness                                   77

SECTION 5.20.   Liens                                          78

SECTION 5.21.   Investments, Loans, Advances, Guarantees and
                Acquisitions                                   78

SECTION 5.22.   Hedging Agreements                             79

SECTION 5.23.   Restricted Payments                            79

SECTION 5.24.   Transactions with Affiliates                   79

SECTION 5.25.   Restrictive Agreements                         79

ARTICLE VI

            Guaranty                                           80

ARTICLE VII

            Events of Default                                  82

ARTICLE VIII

            The Administrative Agent                           85

ARTICLE IX

            Miscellaneous                                      88

SECTION 9.01.   Notices                                        88

SECTION 9.02.   Waivers; Amendments                            89

SECTION 9.03.   Expenses; Indemnity; Damage Waiver             89

SECTION 9.04.   Successors and Assigns                         91

SECTION 9.05.   Survival                                       93

SECTION 9.06.   Counterparts; Integration; Effectiveness       94

SECTION 9.07.   Severability                                   94

SECTION 9.08.   Right of Setoff                                94

SECTION 9.09.   Governing Law; Jurisdiction; Consent to
                Service of Process                             94

SECTION 9.10.   WAIVER OF JURY TRIAL                           95

SECTION 9.11.   Headings                                       95

SECTION 9.12.   Confidentiality                                95

SECTION 9.13.   Interest Rate Limitation                       96

SECTION 9.14.   Judgment Currency.                             96

SECTION 9.15.   Gleason Germany (Holdings) GmbH and Gleason
                Maschinenfabrik GmbH.                          97

SECTION 9.16    Pfauter Italia SPA                             97

SCHEDULE 1.01A

     [FORM OF]
     Assignment and Acceptance                                112

SCHEDULE 1.01B

             Calculation of the MLA Cost                      116

SCHEDULE 2.01

             Commitments                                      118

SCHEDULE 3.01

             Borrower and Subsidiaries Existence and
             Qualification                                    121

SCHEDULE 3.07

             Mortgages, Liens, Security Interests or
             Encumbrances                                     122

SCHEDULE 3.09

             Existing Debts                                   123

SCHEDULE 3.16

             Pfauter Share Purchase Agreement                 124

SCHEDULE 3.16 A

             Pfauter-Maag Acquisition Agreement               125

SCHEDULE 3.16(c)

             Diagram of Pfauter Acquisition                   126

SCHEDULE 3.17

             Labor Matters: Strikes, Lockouts, or Slowdowns   127

SCHEDULE 3.20

             Existing Letters of Credit                       128

SCHEDULE 4.01(b)

             Opinion of Counsel For Primary Borrower          129

SCHEDULE  4.01  (b-1)

             Opinion of Allen & Overy regarding  Gleason
             Works (Holdings) Limited and Gleason Works
             Limited                                          130

SCHEDULE   4.01  (b-2)

             Opinion  of  Counsel  for  Gleason  Germany
             (Holdings) GmbH, Gleason Maschinenfabrik GmbH,
             Gleason-Hurth Maschinen und Werkzeuge GmbH and
             Hermann Pfauter GmbH & Co.                       131

SCHEDULE 4.01 (b-3)

             Opinion of Illionis Counsel                      132

SCHEDULE  4.01(i)

             Mortgage of Shares of Gleason Works (Holdings)
             Limited                                          133

SCHEDULE 4.01(j)

             Mortgage of Shares of Gleason Works Limited      134

SCHEDULE 4.01(k)

             Pledge Agreement for Shares of Gleason Germany
             (Holdings) GmbH                                  135

SCHEDULE 4.01(l)

             Pledge Agreement for Shares of Gleason
             Maschinenfabrik GmbH and Gleason-Hurth Maschinen
             und Werkzeuge GmbH                               136

SCHEDULE 4.01(m)

             Pledge Agreement for Partnership Interests in
             Hermann Pfauter GmbH & Co.                       137

SCHEDULE 4.01(r)

             Indebtedness to be Repaid                        138

SCHEDULE 5.19(a)

             Indebtedness by Reason of the Acquisition        139

SCHEDULE 5.21

             Investments                                      140

SCHEDULE 5.25

             Restrictive Agreements                           141

                            CREDIT AGREEMENT


     THIS CREDIT AGREEMENT, dated as of July 31, 1997, is among GLEASON CORPORATION, a Delaware corporation with its principal office located at 1000 University Avenue, Rochester, Monroe County, New York 14692 (the "Primary Borrower"), THE GLEASON WORKS, a New York corporation with its principal office located at 1000 University Avenue, Rochester, Monroe County, New York 14692 (an "Affiliate Borrower"), GLEASON INTERNATIONAL MARKETING CORPORATION, a Delaware corporation with its principal office located at 1000 University Avenue, Rochester, New York 14692 (an "Affiliate Borrower"), GW ACQUISITION CORP., a Delaware corporation with it principal office located at 1000 University Avenue, Rochester, Monroe County, New York 14692 (an "Affiliate Borrower"), GLEASON GERMANY (HOLDINGS) GmbH, a corporation organized under the laws of the Federal Republic of Germany with its principal office located in Munich, Germany (an "Affiliate Borrower"), GLEASON MASCHINENFABRIK GmbH, a corporation organized under the laws of the Federal Republic of Germany with its principal office located in Ludwigsburg, Germany (an "Affiliate Borrower"), GLEASON-HURTH MASCHINEN UND WERKZEUGE GmbH, a corporation organized under the laws of the Federal Republic of Germany with its principal office located in Munich, Germany (an "Affiliate Borrower"), HERMANN PFAUTER GmbH & CO., a limited partnership organized under the laws of the Federal Republic of Germany with its principal office located in Ludwigsburg, Germany, GLEASON WORKS (HOLDINGS) LIMITED (Registered No. 2985193), a corporation incorporated under the laws of England and Wales with its principal office located in Plymouth, England (an "Affiliate Borrower"), GLEASON WORKS LIMITED (Registered No. 623520), a corporation incorporated under the laws of England and Wales with its principal office located in Plymouth, England (an "Affiliate Borrower"), PFAUTER- MAAG CUTTING TOOLS LIMITED PARTNERSHIP, a limited partnership organized under the laws of Illinois, with its principal office located at 1351 Windsor Road, Loves Park, Illinois 61111 (an "Affiliate Borrower"), and AMERICAN PFAUTER L.P., a limited partnership, organized under the laws of Delaware, with its principal office located at 1351 Windsor Road, Loves Park, Illinois 61111 (an "Affiliate Borrower") (the Primary Borrower and the Affiliate Borrowers being hereinafter collectively referred to as the "Borrowers"), the Lenders signatory to this Agreement (the "Lenders" and each a "Lender"), and THE CHASE MANHATTAN BANK, a New York banking corporation with its principal office located at 270 Park Avenue, New York, New York 10017 and having a regional office at One Chase Square, Rochester, New York 14643, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

     Lenders, Borrowers and the Administrative Agent hereby agree as follows:


                            ARTICLE I

                           Definitions

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing denominated in Dollars, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquisition", means the acquisition by GW Acquisition Corp., Gleason-Hurth Maschinen und Werkzeuge GmbH and Gleason
Maschinenfabrik GmbH (each a Subsidiary) of 100% of the limited partnership capital of Hermann Pfauter GmbH & Co., pursuant to the Pfauter Share Purchase Agreement and the acquisition by GW Acquisition Corp. of the minority interest in Pfauter-Maag Cutting Tools Limited Partnership not held by Hermann Pfauter GmbH & Co. pursuant to the Pfauter-Maag Acquisition Agreement.

     "Adjusted LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to
(a) the LIBO Rate for such Interest Period, (b) multiplied by the Statutory Reserve Rate, if any, and (c) plus, for Loans denominated in Pounds Sterling, the MLA Cost, to the extent it is not reflected in the Statutory Reserve Rate.

     "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder;
and such term shall not refer to any Lenders that may be designated as "Co-Agents".

     "Administrative   Questionnaire"  means  an   Administrative
Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common
Control with the Person specified.

     "Affiliate Borrower" has the meaning set forth in the introductory paragraph of this Agreement, and includes such other entity as may become an "Affiliate Borrower" pursuant to Section
9.16.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" means, with respect to any Lender, the percentage of the total Revolving Credit Commitments represented by such Lender's Revolving Credit Commitment. If any of the Revolving Credit Commitments have terminated, reduced or expired, the Applicable Percentages shall be based upon the
Revolving Credit Commitments in effect on the date of determination, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any Eurocurrency Revolving Loan or Eurocurrency Term Loan, or with respect to the facility and Letter of Credit fees payable hereunder, as the case may be, the applicable rate per annum, expressed as basis points, set forth below after the caption "Eurocurrency Revolving Spread", "Eurocurrency Term Spread", "Letter of Credit Fee Rate", or "Facility Fee Rate", as the case may be, based upon the Leverage Ratio as in effect on such day.
The Leverage Ratio shall be determined and adjusted on the date (each a "Ratio Calculation Date") five Business Days after the date by which the Primary Borrower is required to provide the Financial Officer's certificate in accordance with the provisions of Section 5.02(h); provided that the initial Applicable Rate shall be based on Tier III until the first Ratio Calculation Date subsequent to March 31, 1998 and, thereafter, the Applicable Rate shall be determined by the then current Leverage Ratio; and provided further that if the Primary Borrower fails to provide the Financial Officer's certificate required by Section 5.02(h) on or before any Ratio Calculation Date subsequent to March 31, 1998, the Applicable Rate shall be based on Tier V from such Ratio Calculation Date until such time that an appropriate Financial Officer's certificate is provided, whereupon the Applicable Rate shall be determined by the then current Leverage Ratio. Subject to the preceding sentence, each determination of the Applicable Rate shall be effective from one Ratio Calculation Date until the next Ratio Calculation Date. Any adjustment in the Applicable Rate shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.


Tier              I          II         III         IV        V


Leverage        <1.00    >1.00<1.50   >1.50<1.75  >1.75<2.00   >2.00
Ratio           -             -            -           -

Facility Fee     12.5        12.5         15.0        17.5      20.0
Rate

Eurocurrency    18.75        25.0         35.0        45.0      55.0
Revolving
Spread

Eurocurrency    31.25        37.5         50.0        62.5      75.0
Term Spread

Letter of       18.75        25.0         35.0        45.0      55.0
Credit Fee
Rate


     <  means less than or equal to
     -
     >  means greater than

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Schedule 1.01A or any other form approved by the Administrative Agent.

     "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity
Date  and  the  date  of  termination  of  the  Revolving  Credit
Commitments.

     "Bank Guarantee" means a Guarantee in the form customarily issued by banks in the Federal Republic of Germany or in the Republic of Italy, as the case may be, which meets the generally accepted definition of a letter of credit.

     "Board"  means the Board of Governors of the Federal Reserve
System of the U.S..

     "Borrower" and "Borrowers" have the meanings set forth in the introductory paragraph of this Agreement, and where the context requires, the term "Borrower" shall refer to the Person that borrowed a particular Borrowing; and such term includes such other entity as may become a "Borrower" pursuant to Section 9.16.

     "Borrowers' Affiliates" means any Subsidiary and any other Person, now existing or formed hereafter, Controlled by the Primary Borrower.

     "Borrowing" means (a) Revolving Loans or Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect or a Swingline Loan.

     "Borrowing Request" means a request by a Borrower for either a Term Borrowing or a Revolving Borrowing in accordance with
Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that,
(a) when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar and Foreign Currency deposits in the London interbank market, and (b) when used in connection with either funding under Section 2.07(a), or a payment of a Borrowing denominated in a Foreign Currency other than Pounds Sterling, the term "Business Day" shall also exclude any day in which banks are not open in the principal financial center of the country of such Currency for dealings in deposits of such Currency.

     "Calculation Date" means the last Business Day of each calendar month.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than by members of the family of James Gleason and by the Gleason Foundation, of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Primary Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Primary Borrower by Persons who were neither (i) nominated by the board of directors of the Primary Borrower nor (ii) appointed by directors so nominated.

     "Change in Law" means (a) the adoption of any law, rule or regulation by any Governmental Authority after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. "Change in Law" shall include implementation of Monetary Union.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Competitive Loans, Swingline
Loans or Term Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Commitments"  means,  with respect  to  each  Lender,  such
Lender's Revolving Credit Commitment and its Term Loan Commitment. The initial aggregate amount of the Commitments is $170,000,000.00 and the initial Commitments of each Lender signatory to this Agreement are set forth in Schedule 2.01.

     "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

     "Competitive   Bid  Rate"  means,  with   respect   to   any
Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

     "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

     "Competitive  Loan"  means a Loan made pursuant  to  Section
2.04.

     "Competitive Loan Exposure" means, with respect to any Lender at any time, the aggregate principal amount at such time of such Lender's Competitive Loans denominated in Dollars and the U.S. Dollar Equivalent of such Lender's Competitive Loans denominated in Foreign Currencies.

     "Consolidated Funded Indebtedness" means all Funded Indebtedness of the Primary Borrower and its Consolidated Subsidiaries after eliminating inter-company items, including any Indebtedness outstanding pursuant to and under this Agreement.

     "Consolidated Interest Expense" means for any period for which such amount is being determined, the interest expense of the Primary Borrower and the Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under Capital Lease Obligations allocable to interest expense in accordance with GAAP.

     "Consolidated Net Income" means the net income of the Primary Borrower and its Consolidated Subsidiaries, after taxes and after extraordinary items as determined on a consolidated basis.

     "Consolidated Net Worth" means the total of shareholders' equity of the Primary Borrower and its Consolidated Subsidiaries as it appears on the consolidated balance sheet of the Primary
Borrower.

     "Consolidated   Subsidiaries"   means   Subsidiaries   whose
accounts  are  consolidated  with the  accounts  of  the  Primary
Borrower   in  the  Primary  Borrower's  consolidated   financial
statements prepared in accordance with GAAP.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Currency" means either Dollars or a Foreign Currency.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Dollars" or "$" refers to lawful money of the U.S..

     "EBITDA" means the sum of the following items measured for the twelve (12) month period ending on the last day of each Fiscal Quarter:

          (i)   Consolidated   Net   Income   calculated    after
                eliminating extraordinary gains or losses and unusual items, to the extent included in the determination of Consolidated Net Income, plus
          (ii)  depreciation, amortization, and all  other  non-
                cash charges, plus
          (iii) income   taxes  to  the  extent   they   reduce
                Consolidated Net Income, plus
          (iv)  Consolidated Interest Expense.

     "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Primary Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials,(c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Issuance" means the issuance by the Primary Borrower of any equity interest and the issuance by any Subsidiary of any equity interest to any person other than a Borrower or a Guarantor.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Primary Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Primary Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Primary Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Primary Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Primary Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

     "Event of Default" has the meaning assigned to such term  in
Article VII.

     "Exchange Rate" means, with respect to any currency other than Dollars on any date, the rate at which such currency may be exchanged into Dollars, as set forth on such date on the applicable Reuters currency page. In the event that such rate does not appear on the applicable Reuters currency page, the Exchange Rate with respect to such currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Primary Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the Administrative Agent's spot rate of exchange in the London interbank market or other market where the Administrative Agent's foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars with such currency for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the U.S., or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the U.S. or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 2.19(b)), any withholding tax that is imposed by the U.S. on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.17(e) or Section 2.17(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.17(a).

     "Facility Obligations" means any and all amounts owed by any Borrower to any Lender under this Agreement or under any other Loan Document, including the principal and interest owed on any Loan, reimbursement obligations related to LC Disbursements, all fees and all expenses.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Primary Borrower.

     "Fiscal Quarter" means each fiscal quarter-year period of the Primary Borrower.

     "Fiscal Year" means the fiscal year of the Primary Borrower, which is a twelve (12) month period commencing January 1 and ending on December 31 in each calendar year.

     "Fixed  Rate"  means, with respect to any  Competitive  Loan
(other  than a Eurocurrency Competitive Loan), the fixed rate  of
interest   per  annum  specified  by  the  Lender   making   such
Competitive Loan in its related Competitive Bid.

     "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

     "Foreign  Currency"  means each of Deutsche  Marks,  Italian
Lire and Pounds Sterling, and when used in reference to a Loan or Borrowing, refers to a Loan or Borrowing denominated in a Foreign
Currency.

     "Foreign Lender" means any Lender that is organized or incorporated under the laws of a jurisdiction other than that in which the Borrower of one or more Loans from such Lender is located. For purposes of this definition, the U.S., each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Funded Indebtedness" means any outstanding indebtedness of a Person for borrowed money, including all Indebtedness of the Primary Borrower and its Subsidiaries to the Lenders and other financial institutions, domestic or foreign, including all secured and unsecured notes payable, all industrial revenue bonds, all Capital Lease Obligations and other similar debt obligations and the current maturities thereof, but excluding all trade accounts payable, customer advances, accrued expenses, income and other taxes payable, deferred income and other taxes and accrued pension liabilities.

     "GAAP" means generally accepted accounting principles in the U.S..

     "Governmental Authority" means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any governing body of the European Union.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any
Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation of the primary obligor; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guaranteed  Obligations"  has  the  meaning  set  forth  in
Article VI.

     "Guarantor" means a Person liable pursuant to a Guarantee of any of the Facility Obligations, and includes each Initial
Guarantor.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" means and includes in respect of any Person, without duplication, (a) all items which in accordance with GAAP consistently applied would be included on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, excluding capital stock, capital and earned surplus, surplus reserves and deferred credits, (b) endorsements and other similar contingent obligations in respect of indebtedness of others, (c) indebtedness secured by any Lien existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed, (d) all obligations arising under any conditional sale, lease or title retention agreement covering property acquired or used by such Person or any Subsidiaries, including Capital Lease Obligations, but excluding current accounts payable incurred in the ordinary course of business, and (e) the full amount of all indebtedness or other obligations of others ("primary obligors"), with respect to which such Person is obligated pursuant to Guarantees, including
Indebtedness or other obligations for which such Person has agreed, contingently or otherwise, to advance or supply funds, or with respect to which such Person is contingently liable, including, without limitation, indebtedness for borrowed money and indebtedness guaranteed or supported indirectly by such Person through an agreement, contingent or otherwise (i) to purchase the indebtedness, or (ii) to purchase, sell, transport or lease (as lessee or lessor) property at prices or in amounts designed to enable the primary obligor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or (iii) to supply funds to or in any manner invest in the primary obligor; provided, however, that although the Indebtedness described under clause (e) above includes indebtedness of primary obligors in support of which such Person acts as an account party in respect of letters of credit or letters of guaranty issued to support such indebtedness or obligations, the Indebtedness described in clause (e) does not mean or include either any standby or performance letters of credit issued to a third party beneficiary to support the Indebtedness or obligations of the Person whose Indebtedness is being determined or indebtedness of such Person in respect of which moneys sufficient to pay indebtedness (as such indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee in trust for the payment thereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Initial Guarantor" has the meaning set forth in the first paragraph of Article VI.

     "Interest Election Request" means a request by the  Borrower
to   convert  or  continue  a  Revolving  or  Term  Borrowing  in accordance with Section 2.08.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Borrowing with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" means (a) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven (7) days or more than one hundred eighty (180) days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC  Exposure" means, at any time, the sum at such  time  of
(a) the aggregate undrawn amount of all outstanding Letters of Credit denominated in Dollars, (b) the U.S. Dollar Equivalent of the aggregate undrawn amount of all outstanding Letters of Credit denominated in a Foreign Currency, (c) the aggregate amount of all LC Disbursements denominated in Dollars that have not yet been reimbursed by or on behalf of the applicable Borrower and
(d) the U.S. Dollar Equivalent of the aggregate amount of all LC Disbursements denominated in a Foreign Currency that have not yet been reimbursed by or on behalf of the applicable Borrower.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement. The term "Letter of Credit" shall include Bank Guarantees in the form customarily issued in the Federal Republic of Germany or the Republic of Italy, as the case may be.

     "Leverage Ratio" at any time means the ratio of Consolidated
Funded Indebtedness as of the last day of the most recently completed Fiscal Quarter to EBITDA for the twelve (12) month period ending on such day.

     "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Page 3750 or Page 3740, as applicable, of the Telerate Service (or on any successor or substitute pages of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such pages of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits of the relevant Currency in the London interbank market) at approximately 11:00 a.m., London time, either two Business Days prior to the commencement of such Interest Period, or, in the case of a Eurocurrency Borrowing denominated in Pounds Sterling, on the first day of such Interest Period, as the rate for deposits of the relevant Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits of the relevant Currency for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent, in an amount comparable to the principal amount of the Administrative Agent's share of the Borrowing to which such Interest Period applies, in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, either two Business Days prior to the commencement of such Interest Period or, in the case of a Eurocurrency Borrowing denominated in Pounds Sterling, on the first day of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan   Documents"   means  this  Agreement,   each   Pledge
Agreement, and each Guarantee of any of the Facility Obligations that may hereafter be in effect.

     "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

     "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

     "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Primary Borrower and the Subsidiaries taken as a whole, (b) the ability of any Borrower to perform any of its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Primary Borrower and its Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Primary Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Primary Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Maturity Date" means July 1, 2002.

     "Monetary Union" has the meaning set forth in Section 2.20.

     "Moody's" means Moody's Investor Service, Inc.

     "MLA Cost" means the cost imputed to the Lenders of compliance with the Mandatory Liquid Assets requirements of the Bank of England during an Interest Period for a Loan denominated in Pounds Sterling, determined in accordance with Schedule 1.01B.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Proceeds" means, with respect to any Prepayment Event the U.S. Dollar Equivalent as of the date of receipt of (a) the cash proceeds received by the Primary Borrower or any Subsidiary in respect of such event including (i) any cash subsequently received in respect of any proceeds or consideration originally received in a form other than cash, but only as and when such cash is received, (ii) in the case of a casualty, the amount of insurance proceeds, and (iii) in the case of a condemnation or similar event, the amount of condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses paid or payable by the Primary Borrower or such Subsidiary to third parties (other than Affiliates of the Primary Borrower) in connection with such event (which amounts may be reasonably estimated to the extent not then known), or (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Primary Borrower or such Subsidiary as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Primary Borrower or such Subsidiary during the year that such event occurred or the next succeeding year, and the amount of any reserves established by the Primary Borrower or such Subsidiary to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Primary Borrower); provided, however, that (x) any excess of estimated fees and expenses under clause
(b)(i) over the actual amounts thereof shall constitute Net Proceeds and be deemed to have been received on the date such excess can be determined and (y) any excess of estimated taxes or contingency reserves under clause (b)(iii) over the actual amounts of taxes referred to in such clause or contingent liabilities payable shall constitute Net Proceeds and be deemed to have been received at the end of the period referred to in such clause, in the case of taxes, and at the time any such excess portion of the contingency reserve is reversed (and in the amount of such reversal), in the case of contingency reserves.

     "Other Subsidiary" means a Subsidiary that is not an Affiliate Borrower.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and under any other Loan Document.

     "PBGC"   means  the  Pension  Benefit  Guaranty  Corporation
referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c)    pledges and deposits made in the ordinary course
     of   business  in  compliance  with  workers'  compensation,
     unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Primary Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

         (b)     investments in commercial paper maturing  within
     270 days from the date of acquisition thereof and having, at
     such   date  of  acquisition,  the  highest  credit   rating
     obtainable from S&P or from Moody's;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

        (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Pfauter-Maag Acquisition Agreement" means an agreement providing for the acquisition by GW Acquisition Corp of the minority interest in Pfauter-Maag Cutting Tools Limited Partnership not held by Hermann Pfauter GmbH & Co., and all schedules, exhibits, side letters and other documents attached to or delivered with or in connection with such agreement.

     "Pfauter Share Purchase Agreement" means the Share Purchase Agreement between 21 individuals, as Sellers, and GW Acquisition Corp., Gleason-Hurth Maschinen und Werkzeuge GmbH and Gleason Maschinenfabrik GmbH, as Buyers, regarding the sale and purchase of 100% of the limited partner capital of Hermann Pfauter GmbH & Co., and all schedules, exhibits, side letters and other documents attached to or delivered with or in connection with such Share Purchase Agreement.

     "Plan" means any employee pension benefit plan (a) (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Primary Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA, or (b) maintained by a Borrower or any Subsidiary organized, incorporated or existing under the laws of a country other than the U.S. which is subject to funding standards, similar to those found in ERISA under the laws of the Governmental Authority having jurisdiction over such plan.

     "Pledge Agreement" means each of the Mortgage of Shares required to be executed pursuant to Section 4.01(i) and 4.01(j) and the Share Pledge Agreements (Verpfandungsvereinbarung) required to be executed pursuant to Sections 4.01(k) through 4.01(m).

     "Prepayment Event" means:

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Primary Borrower or any Subsidiary, other than (i) dispositions of inventory in the ordinary course of business, (ii) dispositions in the ordinary course of business of assets other than inventory, to the extent that all such dispositions during any Fiscal Year result in aggregate Net Proceeds less than One Million Dollars ($1,000,000.00) or (iii) sales of real property owned by the Subsidiaries known as the "Alliance Precision Plastics Properties" and "Honeoye Falls Properties"; or

         (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Primary Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom exceed One Million Dollars ($1,000,000.00) during any Fiscal Year and have not been applied to repair, restore or functionally replace such property or asset within two hundred seventy (270) days after such Net Proceeds are received, or

          (c)   any Equity Issuance.

     "Primary Borrower" means Gleason Corporation.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Register" has the meaning set forth in Section 9.04(c).

     "Related  Parties"  means,  with respect  to  any  specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Lenders" means, at any time, Lenders the sum of whose Term Loan Exposures, Revolving Credit Exposures, unused Term Loan Commitments and unused Revolving Credit Commitments represent at least 66 2/3% of the sum of the total Term Loan Exposures, Revolving Credit Exposures, unused Term Loan Commitments and unused Revolving Credit Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or all Commitments expire or terminate, the unused Commitments shall be disregarded and the Competitive Loan Exposure of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

     "Reset Date" shall have the meaning assigned to such term in
Section 1.05.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Primary Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Primary Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Primary Borrower or any Subsidiary.

     "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender, expressed in Dollars, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be
(a)  permanently  reduced from time to time pursuant  to  Section
2.09 and Section 2.11, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Revolving Credit Commitments is $110,000,000.

     "Revolving Credit Exposure" means, at any time, the sum of the outstanding principal amount of Revolving Loans denominated in Dollars, the U.S. Dollar Equivalent of Revolving Loans denominated in Foreign Currencies, the LC Exposure and the Swingline Exposure at such time. The Revolving Credit Exposure of any Lender at any time shall be the sum of the outstanding principal amount of such Lender's Revolving Loans denominated in Dollars, the U.S. Dollar Equivalent of such Lender's Revolving Loans denominated in Foreign Currencies, such Lender's Applicable Percentage of the LC Exposure and such Lender's Swingline Exposure at such time.

     "Revolving Credit Sublimit" means, with respect to each Affiliate Borrower, its Revolving Credit Sublimit, expressed in
Dollars, set forth on Schedule 2.01.

     "Revolving Loan" means a Loan designated as such and made pursuant to Section 2.03.

     "S&P" means Standard & Poors.

     "Statutory Reserve Rate" means with respect to any Currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or in which any subject Loans in such Currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such Currency or by reference to which interest rates applicable to Loans in such Currency are determined. Such reserve, liquid asset or similar percentages shall, in the case of Dollars, include those imposed pursuant to Regulation D (and for purposes of Regulation D, Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities). Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or
(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Primary Borrower.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the aggregate amount of the participations that such Lender has purchased and could be required to purchase in outstanding Swingline Loans.

     "Swingline Lender" means The Chase Manhattan Bank, in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made pursuant to Section 2.05.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loan" means a Loan designated as such and made pursuant to Section 2.03.

     "Term Loan Commitment" means, with respect to each Lender, the commitment of such Lender to make Term Loans in the maximum aggregate principal amount described as its Total Commitment
Expressed in Dollars in Paragraph 2a of Schedule 2.01. Each Lender's Term Loan Commitment equals the sum of such Lender's Term Loan Commitment for Dollars and its Term Loan Commitment for Deutsche Marks.

     "Term Loan Commitment for Deutsche Marks" means, with respect to each Lender, the Commitment of such Lender to make Term Loans denominated in Deutsche Marks in the maximum aggregate principal amount, expressed in Dollars, set forth in Paragraph 2a of Schedule 2.01.

     "Term Loan Commitment for Dollars" means, with respect to each Lender, the Commitment of such Lender to make Term Loans denominated in Dollars in the maximum aggregate principal amount set forth in Paragraph 2a of Schedule 2.01.

     "Term  Loan  Exposure" means, at any time, the  sum  of  the aggregate principal amount borrowed, of all Term Loans denominated in Dollars and the U.S. Dollar Equivalent of the aggregate principal amount borrowed of all Term Loans denominated in Deutsche Marks. The Term Loan Exposure of any Lender at any time means the aggregate principal amount borrowed of such Lender's Term Loans denominated in Dollars and the U.S. Dollar Equivalent of the aggregate principal amount borrowed of such Lender's Term Loans denominated in Deutsche Marks.

     "Term  Loan  Percentage" means, with respect to any  Lender,
(a) as it relates to a Borrowing of Term Loans denominated in Deutsche Marks, the percentage of the total of all Term Loan Commitments for Deutsche Marks represented by such Lender's Term Loan Commitment for Deutsche Marks and (b) as it relates to a Borrowing of Term Loans denominated in Dollars, the percentage of the total of all Term Loan Commitments for Dollars represented by such Lender's Term Loan Commitment for Dollars. The Term Loan Percentages for each Lender are set forth in Schedule 2.01.

     "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

     "Transition Period" means the 90 day period beginning on the Effective Date.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate or a Fixed Rate.

     "U.S." means the United States of America.

     "U.S. Dollar Equivalent" means, on any date of determination, with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Foreign Currency then in effect as determined pursuant to
Section 1.05.

     "Withdrawal  Liability" means liability to  a  Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

     SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and
(e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION  1.04.  Accounting Terms; GAAP.  Except as otherwise
expressly  provided  herein,  all  terms  of  an  accounting   or
financial nature shall be construed, and all financial information and reports provided pursuant to this Agreement shall be prepared, in accordance with GAAP, as in effect from time to time; provided that, if the Primary Borrower notifies the Administrative Agent that the Primary Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Primary Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     SECTION 1.05. Currency Equivalents; Currency Fluctuations. Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency and (ii) give notice thereof to the Primary Borrower and the Lenders. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (each a "Reset Date"), shall remain effective until the next succeeding Reset Date and shall during the period of their effectiveness be employed in making any computation of Currency equivalents required to be made under this Agreement (other than any computation required under Section 9.14). Not later than 5:00 p.m., New York City time, on the date of each Borrowing, on the date of each issuance of any Letter of Credit and on the date of each reduction under Section 2.09 or prepayment under Section 2.11 involving any Foreign Currency, the Administrative Agent shall (i) determine the U.S. Dollar Equivalents, based on the Exchange Rates in effect as provided in the preceding sentence, of each Foreign Currency Loan and each Letter of Credit and LC Disbursement then outstanding denominated in a Foreign Currency (after giving effect to any Foreign Currency Loan made or repaid on such date and any Letter of Credit or LC Disbursement denominated in a Foreign Currency issued, retired, made or repaid, as applicable, on such date) and
(ii) notify the Primary Borrower and the Lenders of the results of such determination.


                           ARTICLE II

                           The Credits

     SECTION 2.01.  Commitments.

          (a) Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to any
Borrower in any Currency from time to time during the Availability Period; provided, that no Borrowing shall be made hereunder that would result in (i) the Revolving Credit Exposure of such Lender exceeding (or further exceeding) such Lender's Revolving Credit Commitment, or (ii) the sum of the Revolving Credit Exposure and the total of all Competitive Loan Exposures exceeding (or further exceeding) the total Revolving Credit Commitments. Each Revolving Borrowing shall be made on a pro rata basis by the Lenders based upon their respective Applicable Percentages. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans.

          (b) Subject to the terms and conditions set forth herein, each Lender agrees to make Term Loans during the Transition Period in the amounts and Currencies, and to the Borrowers, set forth in Paragraph 2 of Schedule 2.01; provided, that no Borrowing of Term Loans shall be made hereunder that would result in (i) the Term Loan Exposure of such Lender exceeding (or further exceeding) such Lender's Term Loan Commitment, or (ii) any Borrower receiving a Term Loan Borrowing greater in amount or comprised of a different Currency than is set forth for such Borrower in Paragraph 2b of Schedule 2.01, or
(iii) the U.S. Dollar Equivalent of the aggregate principal amount, borrowed of such Lender's Term Loans denominated in Deutsche Marks exceeding (or further exceeding) the U.S. Dollar Equivalent of such Lender's Term Loan Commitment for Deutsche Marks, or (iv) the aggregate principal amount borrowed of such Lender's Term Loans denominated in Dollars exceeding (or further exceeding) such Lender's Term Loan Commitment for Dollars. Once a Term Loan is repaid or prepaid, it may not be reborrowed.
          (c) (i) No Affiliate Borrower shall have the right to borrow any Revolving Loan, Swingline Loan or Competitive Loan that would cause the sum of the portions of the total Revolving Credit Exposure and the total Competitive Loan Exposures outstanding to such Borrower to exceed such Borrower's Revolving Credit Sublimit.

          (ii) In addition, no Affiliate Borrower shall have the right to borrow any Revolving Loan, Swingline Loan or Competitive Loan that would cause the sum of the portions of the total Revolving Credit Exposure and the total Competitive Loan Exposures outstanding to the "family" of which such Borrower is a member to exceed the Revolving Credit Sublimit of the "parent" of such "family". For purposes of this clause (ii) the Affiliate Borrower "families" are as follows:

          Parent                        Other Members

Gleason  Germany (Holdings) GmbH   Hermann Pfauter  GmbH  & Co.
                                   Gleason Maschinenfabrik GmbH
                                   Gleason-Hurth Maschinen und
                                        Werkzeuge GmbH

GW Acquisition Corp.               American Pfauter L.P.
                                   Pfauter-Maag Cutting Tools
                                        Limited Partnership

Gleason Works (Holdings)           Gleason Works Limited
    Limited

      (iii)  For purposes of Clauses (i) and (ii) above,  if,
at any time, the proceeds of any Loans are advanced, loaned or contributed as equity to any Affiliate Borrower by any other Borrower, either directly or through an Other Subsidiary, and such proceeds have not been repaid or returned by such Affiliate Borrower, such Affiliate Borrower's unused Revolving Credit Sublimit shall be deemed reduced, and the portion of the
Revolving Credit Exposure outstanding to such Affiliate Borrower's "family" will be deemed to be increased, by the amount that has not been repaid or returned, as if such Affiliate Borrower had borrowed a Revolving Loan in that amount directly from the Lenders.

     SECTION 2.02.  Loans and Borrowings.

          (a) Each Revolving Loan shall be made as part of a Borrowing consisting of such Loans made by the Lenders ratably in accordance with their respective Applicable Percentages. Each Term Loan shall be made as part of a Borrowing consisting of Loans denominated in either Deutsche Marks or Dollars made by the Lenders ratably in accordance with their respective Term Loan Percentages for the applicable Currency. Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and

Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b)    Subject  to  Sections 2.14 and  2.15,  (i)  each
Revolving Borrowing or Term Borrowing of Dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as a Borrower may request in accordance herewith, (ii) each Revolving Borrowing or Term Borrowing of a Foreign Currency shall be comprised entirely of Eurocurrency Loans, and (iii) each Competitive Borrowing shall be comprised entirely of Eurocurrency Loans or Fixed Rate Loans as a Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan, or shall accrue interest as otherwise set forth in Section 2.05. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing or Eurocurrency Term Borrowing, such Borrowing shall be in an aggregate amount that
(i) if such Borrowing is denominated in Dollars, is an integral multiple of Five Hundred Thousand Dollars ($500,000.00) and not less than Two Million Dollars ($2,000,000.00) and (ii) if such Borrowing is not denominated in Dollars, is in an aggregate principal amount the U.S. Dollar Equivalent of which is not less than $2,000,000. At the time that each ABR Revolving Borrowing or ABR Term Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in a lesser aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of One Million Dollars ($1,000,000.00) and not less than Ten Million Dollars ($10,000,000.00). Each Swingline Loan shall be in an amount that is an integral multiple of $10,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurocurrency Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, a Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03. Requests for Term and Revolving Borrowings. To request a Term Borrowing or a Revolving Borrowing, a Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, four Business Days (three Business Days for Borrowings denominated in Dollars) before the date of the proposed Borrowing, or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower thereof. Each such telephonic and written Borrowing Request shall specify the following information:

          (i) the identity of the Borrower, whether it is a Term or a Revolving Borrowing, the Type of Borrowing, and the aggregate amount and the Currency of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) if the Borrowing Currency is Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

          (iv) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v)   the   location  and  number  of  the   Borrower's
                account to which funds are to be disbursed, which shall comply with the requirements of
                Section 2.07.

If no election as to the Type of Borrowing of Dollars is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no election as to Currency is specified with respect to any Eurocurrency Revolving Borrowing, then the applicable Borrower shall be deemed to have selected Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04.  Competitive Bid Procedure.

          (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that (i) the sum of the Revolving Credit Exposure plus the total Competitive Loan Exposures at any time shall not exceed the total Revolving Credit Commitments and (ii) with respect to any Affiliate Borrower, the sum of the portions of the Revolving Credit Exposure and of the total of all Competitive Loan Exposures that are attributable to such Affiliate Borrower at any time shall not exceed such Affiliate Borrower's Revolving Credit Sublimit, as computed in accordance with Section 2.01 (c). To request Competitive Bids, a Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, six Business Days (five Business Days for Borrowings denominated in Dollars) before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing; provided that the Borrower may submit up to (but not more than) 2 Competitive Bid Requests on the same day, but a Competitive Bid Request shall not be made within six Business Days (five Business Days for Borrowings denominated in Dollars) after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information:

          (i) the identity of the Borrower and the aggregate amount and Currency of the requested Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether  such  Borrowing is to be a  Eurocurrency
                Borrowing or a Fixed Rate Borrowing;

          (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period";
                and

          (v)   the   location  and  number  of  the   Borrower's
                account to which funds are to be disbursed, which shall comply with the requirements of
                Section 2.07.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

          (b)     Each  Lender  may  (but  shall  not  have   any
obligation  to)  make  one  or  more  Competitive  Bids  to   the
requesting Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurocurrency Competitive Borrowing, not later than 9:30 a.m., New York City time,  four  Business  Days (three Business Days  for  Borrowings denominated in Dollars) before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the Business Day before the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid, including each Competitive Bid that is submitted when more than one Competitive Bid Request is outstanding, shall specify (i) the principal amount (which in the case of a Competitive Bid in respect of Competitive Loans denominated in Dollars shall be a minimum of Ten Million Dollars ($10,000,000.00) and an integral multiple of One Million Dollars ($1,000,000.00) and in the case of a Competitive Bid in respect of Competitive Loans denominated in a Foreign Currency shall have a minimum U.S. Dollar Equivalent which is not less than
$10,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the

Competitive  Loan  or Loans that the Lender is willing  to  make,
(ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

          (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

          (d) Subject only to the provisions of this paragraph, the Borrower may accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the Business Day before the proposed date of the Competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid,
(ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is, if denominated in Dollars, in a minimum principal amount of Five Million Dollars ($5,000,000.00) and an integral multiple of One Million Dollars ($1,000,000.00) or, if denominated in a Foreign Currency, an amount the U.S. Dollar Equivalent of which is not less than $5,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 or the U.S. Dollar Equivalent thereof in the applicable Currency because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of One Million Dollars ($1,000,000.00) or the U.S. Dollar Equivalent thereof in the applicable Currency or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of One Million Dollars ($1,000,000.00), or the U.S. Dollar Equivalent thereof in the applicable Currency, in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

          (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

          (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

     SECTION 2.05.  Swingline Loans.

          (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Primary Borrower or The Gleason Works from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding Ten Million Dollars ($10,000,000.00), (ii) Swingline Lender's Revolving Credit Exposure, exceeding its Revolving Credit Commitment or (iii) the sum of the Revolving Credit Exposure plus the total Competitive Loan Exposures exceeding the total Revolving Credit Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, each such Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall bear interest at the lower of the Alternate Base Rate or such rate of interest, if any, as the Swingline Lender may offer to the Borrower of such Loan at the time of such Borrower's notice pursuant to Section 2.05(b).

          (b) To request a Swingline Loan, a Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the requesting Borrower. The Swingline Lender shall (i) notify the requesting Borrower of any interest rate that is lower than the Alternate Base Rate that the Swingline Lender may, in its discretion, offer to the Borrower for such Loan, and (ii) make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank), in each case by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will
participate.    Promptly  upon  receipt  of  such   notice,   the
Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The
Administrative Agent shall notify the Primary Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     SECTION 2.06.  Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account, denominated in any Currency in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount and Currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the requesting Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall not be issued, amended, renewed or extended if after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure would exceed $40,000,000.00, (ii) the Revolving Credit Exposure of any Lender would exceed such Lender's Revolving Credit

Commitment or (iii) the sum of the total Revolving Credit Exposure and the total Competitive Loan Exposures would exceed the total Revolving Credit Commitments; and upon issuance, amendment, renewal or extension of each Letter of Credit the requesting Borrower shall be deemed to represent and warrant that none of the foregoing consequences will result.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of
(i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that Bank Guarantees issued in the Federal Republic of Germany or in the Republic of Italy, as the case may be, are not subject to this provision.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, in the Currency in which such LC Disbursement was made, and at the designated office of the Administrative Agent in New York, for Dollar LC Disbursements, or in London, for LC Disbursements in a Foreign Currency, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by any Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower for whom the Letter of Credit was issued shall reimburse such LC Disbursement by paying to the Administrative Agent, in the Currency in which such LC Disbursement was made, and at the designated office of the Administrative Agent in New York, for Dollar LC Disbursements, or in London, for LC Disbursements in a Foreign Currency, an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time or London time, as appropriate, on the date that such LC Disbursement is made, if the applicable Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City or London time, on such date, or, if such notice has not been received by such
Borrower prior to such time on such date, then not later than 2:00 p.m., New York City or London time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City or London time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000 or the U.S. Dollar Equivalent thereof in another applicable Currency, such Borrower may, prior to the time as of which the reimbursement payment is due, and subject to all conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed, in the case of an LC Disbursement in Dollars, with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount or, in the case of an LC Disbursement in a Foreign Currency, with a Eurocurrency Borrowing in such Foreign Currency in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Swingline Loan or Eurocurrency Borrowing. If a Borrower fails to make such payment or such request prior to the time such payment is due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same Currency as the LC Disbursement and in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank in such Currency the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment, in the Currency received, to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans, or Eurocurrency Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement. Each Borrower will from time to time upon demand reimburse (i) the Issuing Bank for costs or losses incurred by the Issuing Bank in currency transactions entered into in connection with the making of Letters of Credit available to such Borrower in any Foreign Currency and (ii) each Lender for costs or losses incurred by such Lender in currency transactions entered into in connection with any payment by such Lender pursuant to this paragraph (e) to the Administrative Agent of such Lender=s Applicable Percentage of any payment due from Borrower under this paragraph (e).

          (f) Obligations Absolute. Any Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder

(irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the appropriate Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower for whom the Letter of Credit was issued shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower either reimburses such LC Disbursement or finances its reimbursement obligation with a Borrowing pursuant to Paragraph (e) of this Section, at the rate per annum then applicable to ABR Revolving Loans or, if higher, in the case of any amount denominated in a Foreign Currency, the cost to the Issuing Bank or the Lenders, as applicable, as determined by the Administrative Agent, of maintaining such outstanding amount in the applicable Currency; provided that, if such Borrower fails to reimburse or finance such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced by another Lender at any time by written agreement  among  the  Borrower, the  Administrative  Agent,  the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, each Borrower for whom an outstanding Letter of Credit was issued shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
(ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization on Default. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower for whom an outstanding Letter of Credit was issued receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66 2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in each Currency equal to the portion of the LC Exposure denominated in such Currency as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any such Borrower described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the depositing Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the depositing Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the
Administrative  Agent  to  reimburse  the  Issuing  Bank  for  LC
Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the depositing Borrower for the LC Exposure related to such Borrower at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66 2/3% of the total LC Exposure), be applied to satisfy other obligations of the depositing Borrower under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the depositing Borrower within three Business Days after all Events of Default have been cured or waived.

          (k) Cash Collateralization for Bank Guarantees. If on the Maturity Date, there shall remain any amount for which the Issuing Bank shall remain obligated under any Bank Guarantee that will expire by its terms after the Maturity Date (a "Continuing Bank Guarantee"), each Borrower for whose benefit each Continuing Bank Guarantee was issued shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in each Currency equal to the portion of the LC Exposure denominated in such Currency and attributable to each Continuing Bank Guarantee as of such date. Such deposit shall be held by the
Administrative Agent as collateral for the payment and performance of the obligations of the depositing Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposit, which investment shall be made at the option and sole discretion of the Administrative Agent and at the depositing Borrower's risk and expense, such deposit shall
not  bear  interest.   Interest  or  profits,  if  any,  on  such
investments shall accumulate in such account. Monies in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements attributable to each Continuing Bank Guarantee and for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the depositing Borrower for the LC Exposure related to such Borrower and attributable to each Continuing Bank Guarantee at such time or, if any Loans then remain unpaid (but subject to the consent of the Lenders with LC Exposure representing greater than 66 2/3% of the total LC Exposure with respect to the Continuing Bank Guarantees), such monies shall be applied to satisfy other obligations of the depositing Borrower under this Agreement. To the extent that any depositing Borrower has already deposited funds with the Administrative Agent pursuant to Section 2.06(j), that are attributable to any Continuing Bank Guarantee, the depositing Borrower shall receive credit under this Section 2.06(k) for the amount so deposited.

          (l) Existing Letters of Credit. Each of the outstanding letters of credit referred to in Section 3.20 as the obligation of a pre Acquisition Subsidiary, each of which is issued by The Chase Manhattan Bank, shall automatically become a Letter of Credit, for all purposes of this Agreement, on the Effective Date with the same effect as if it had been issued on the Effective Date, and The Chase Manhattan Bank shall be deemed the Issuing Bank with respect thereto.

     SECTION 2.07.  Funding of Borrowings.

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the Currency being borrowed by 12:00 noon, New York City time, in the case of Dollar Borrowings, and not later than 12:00 noon, London time, in the case of Foreign Currency Borrowings, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the appropriate Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent in New York City for Borrowers located in the United States, and in London, for Borrowers located outside the United States, as designated by such Borrower in the applicable Borrowing Request or Competitive Bid Request; provided that Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank. From time to time the Administrative Agent may as it deems necessary or appropriate specify alternative procedures for funding Foreign Currency Loans or for payments in respect of Letters of Credit or LC Disbursements denominated in a Foreign Currency.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any
Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the appropriate Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the subject Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION  2.08.   Interest Elections for Term  and  Revolving
Borrowings.

          (a) Each Term and Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Term or Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert any such Borrowing that is denominated in Dollars to a Borrowing of a different Type or to continue such Borrowing as the same Type; and, in the case of any Eurocurrency Borrowing, the Borrower may elect initial and successive Interest Periods therefor, all as provided in this Section. Eurocurrency Borrowings in Dollars may only be converted to ABR Borrowings at the end of an Interest Period. Subject to Section 2.02(c), the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Competitive Borrowings or Swingline Borrowings, which may not be converted or continued, and it shall not be construed to permit any Borrower to change the Currency of any Borrowing or to convert a Foreign Currency Borrowing to an ABR Borrowing, which change or conversion shall not be permitted except as provided in Section 2.15.

          (b) To make an election pursuant to this Section, a Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a new Term or Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c)    Each  telephonic and written  Interest  Election
Request shall specify the following information in compliance with Sections 2.02 and 2.03:

                (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting
          Borrowing  (in  which  case  the  information   to   be
          specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                (iii) in the case of a Dollar Borrowing, whether the resulting Borrowing is to be an ABR
          Borrowing or a Eurocurrency Borrowing; and

                (iv)      if   the  resulting  Borrowing   is   a
          Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If  any  such  Interest Election Request requests a  Eurocurrency
Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d)     Promptly  following  receipt  of  an   Interest
Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If a Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the expiration of such Interest Period (i) such Borrowing shall be converted to an ABR Borrowing, if such Borrowing is denominated in Dollars, (ii) the Borrower will be deemed to have elected a one (1) month Interest Period beginning with the day after the last day of the expired Interest Period, if such Borrowing is denominated in a Foreign Currency and (iii) the Borrower will upon demand reimburse each Lender for costs or losses incurred by such Lender in currency transactions reasonably undertaken by such Lender as a result of such failure. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Term or Revolving Borrowing in Dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Term or Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          (f) A Term Borrowing may not be converted to or continued as a Eurocurrency Borrowing if after giving effect thereto (i) the Interest Period therefor would end after a date on which any principal of Term Loans is scheduled to be repaid and (ii) the aggregate of the amount and the U.S. Dollar Equivalent, respectively of the principal amount of outstanding Eurocurrency Term Borrowings with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Term Borrowings, would be less than the aggregate principal amount of Term Loans required to be repaid on such scheduled repayment date.

     SECTION 2.09.  Termination and Reduction of Commitments.

          (a) Unless previously terminated, the Revolving Credit Commitments shall terminate on the Maturity Date and any unused portion of the Term Loan Commitments shall terminate at 5:00 p.m. New York City time, on the last day of the Transition Period.

          (b) The Primary Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitments;
provided that (x) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, and (xx) the Primary Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Credit Loans in accordance with Section 2.11,
(i) the Revolving Credit Exposure of any Lender would exceed such Lender's Revolving Credit Commitment or (ii) the sum of the total Revolving Credit Exposure and the total Competitive Loan Exposures would exceed the total Revolving Credit Commitments.

          (c) The Primary Borrower shall notify the Administrative Agent of any election to terminate or reduce Commitments under paragraph (b) of this Section at least three
(3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Primary Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Primary Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Primary Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Revolving Credit Commitments shall be made ratably among the Lenders in accordance with their respective Applicable Percentages.

     SECTION 2.10.  Repayment of Loans; Evidence of Debt.

          (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each of its Revolving Loans on the Maturity Date and of each of its Term Loans in twelve (12) equal quarterly installments payable on the first day of each Fiscal Quarter beginning October 1, 1999, and the entire principal balance, plus all accrued interest shall be payable on the Maturity Date, (ii) to the Administrative Agent for the account of each Lender, as appropriate, the then unpaid principal amount of each of its Competitive Loans on the last day of the

Interest Period applicable to such Loan and (iii) to the Swingline Lender the then unpaid principal amount of each of its Swingline Loans on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that it makes a Revolving Borrowing or Competitive Borrowing, each Borrower shall repay all of its Swingline Loans then outstanding. Principal and interest for each Loan shall be repaid in the Currency in which it was advanced, except as provided in Section 2.20.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made to such Borrower by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the Borrower and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay its Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it, other than Loans to Borrowers located in the United Kingdom, be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.11.  Prepayment of Loans.

          (a) Subject to the requirements of this Section applicable to optional prepayments, each Borrower shall have the right at any time and from time to time to prepay any Borrowing of which it is the Borrower, and the Primary Borrower shall have the right to prepay any Borrowing, in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section; provided that no Borrower shall have the right under this paragraph to prepay any Competitive Loan without the prior consent of the Lender thereof.

          (b) Prior to any optional prepayment of Borrowings under Section 2.11(a), a Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. Optional prepayments used to prepay Term Borrowings shall be applied to scheduled installments in the inverse order of maturity.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Primary Borrower or any Subsidiary in respect of any Prepayment Event, the Primary Borrower shall, not later than the Business Day next following the day on which such Net Proceeds are received prepay first, all Term Borrowings and, if all Term Borrowings have been prepaid or if there are no Term Borrowings outstanding, any other outstanding Borrowings (in accordance with this Section) in an aggregate amount equal to such Net Proceeds (or the equivalent thereof in one or more other currencies based upon Exchange Rates prevailing on the payment date in the case of Borrowings in a currency other than that of such Net Proceeds). For purposes of this paragraph (c), Net Proceeds in respect of any Prepayment Event referred to in clause (b) of the definition of "Prepayment Event" shall be deemed received on the later of the date of actual receipt of such Net Proceeds by the Primary Borrower or any Subsidiary and the date on which the relevant event becomes a Prepayment Event pursuant to clause (b) of such definition.

          (d) Mandatory prepayments of Term Borrowings under Paragraphs (c) and (e) of this Section shall be allocated among all Term Borrowings ratably according to the outstanding principal amount thereof, and shall be applied to scheduled installments of the Term Borrowings to which such payments are allocated in the inverse order of maturity. In the event that mandatory prepayments are made under paragraph (c) of this Section at a time when no amounts are outstanding under any Term Borrowing, or in the event that a portion of a mandatory prepayment reduces to zero the amount outstanding under all Term Borrowings, the mandatory prepayments, or the balance thereof, as the case may be, will be applied first to all Revolving Borrowings, and then to Competitive Borrowings in such manner as the Primary Borrower may determine. To the extent that the Lenders receive a mandatory prepayment under Section 2.11(c) that is applied to the principal balance of any of their Revolving
Loans pursuant to this paragraph (d), such Lenders' Revolving Credit Commitments shall be reduced permanently by the amount of each such principal prepayment, expressed in Dollars.

          (e) On any date when (i) the Revolving Credit Exposure of any Lender exceeds 105% of such Lender's Revolving Credit Commitment or (ii) the sum of the total Revolving Credit Exposure plus the total of the Competitive Loan Exposures exceeds 105% of the total Revolving Credit Commitments, or (iii) the sum of the Revolving Credit Exposure, the total of the Competitive Loan Exposures, the outstanding principal amount of all Term Loans denominated in Dollars and the U.S. Dollar Equivalent of the outstanding principal amount of all Term Loans denominated in Foreign Currencies exceeds 105% of the sum of the aggregate amount of all Revolving Credit Commitments as then in effect and the aggregate amount of all Term Loan Commitments as in effect on the Effective Date, the Borrowers will prepay the Eurocurrency Loans which they have borrowed and/or the Borrowers for whom outstanding Letters of Credit denominated in Foreign Currencies were issued will cash collateralize such Letters of Credit in accordance with the provisions of Section 2.06(j), in such amounts as may be necessary to eliminate such excess (treating the cash collateralized portion of outstanding Letters of Credit, solely for purposes of the foregoing, as no longer being outstanding); prior to the elimination of such excess, no further Loan may be made and no new Letter of Credit may be issued if the result would be to increase the amount of such excess.

          (f) The relevant Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone or telecopy (confirmed by telecopy promptly following any such telephonic notice) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time (or London time, in the case of Foreign Currency Borrowings), four Business Days before the date of prepayment, or
(ii) in the case of prepayment of an ABR Borrowing or Swingline Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Credit Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.09. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and shall be made in the applicable Currency. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          (g)     In  the  event  the  amount  of  any  mandatory
prepayment required to be made on any date pursuant to this Section shall exceed the amount of the Loans of the relevant Borrowings that are ABR Borrowings or Swingline Borrowings or that have Interest Periods ending on such date (the amount of any such excess being called the "Excess Amount"), the relevant Borrower shall have the right, in lieu of making such prepayment in full, to prepay on such date all the outstanding ABR Loans, Swingline Loans and Loans having Interest Periods ending on such date within such Borrowings and to deposit an amount equal to the Excess Amount with the Administrative Agent in a cash collateral account maintained (pursuant to customary account documentation of the Administrative Agent) by and in the sole dominion and control of the Administrative Agent, and otherwise subject to the terms of this paragraph (g). Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment obligations of the relevant Borrower and applied to the prepayment of the Eurocurrency Loans being prepaid at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such date pursuant to this Section 2.11(g) and
(y) the relevant Borrower shall have delivered to the Administrative Agent a written request or a telephonic request (which telephonic request shall be promptly confirmed by telecopy) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for the Loans in respect of which it is to be applied. The depositing Borrower shall not have any right to withdraw any amount from such cash collateral account until the relevant Loans subject to prepayment hereunder and accrued interest thereon are paid in full, at which time the Administrative Agent shall, promptly upon the written request of the relevant depositing Borrower, release to such Borrower the amount due such Borrower from such cash collateral account, unless a Default or Event of Default then exists or would result from such release.

     SECTION 2.12   Fees.

          (a) The Primary Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Credit Commitment of such Lender (whether used or unused) during the period from and including the date of this Agreement to but excluding the date on which its entire Revolving Credit Commitment terminates and on the daily average amount of the unused portion of the Term Loan Commitment during the period prior to the last day of the Transition Period; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Credit Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Revolving Credit Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments are entirely terminated, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. All facility fees shall be paid in Dollars and computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) Each Borrower at whose request a Letter of Credit is issued agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in such Letter of Credit, which shall accrue at the Applicable Rate on the average daily amount of such Lender's LC Exposure related to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure related to such Letter of Credit, and (ii) to the Issuing Bank a fronting fee, which shall be paid in Dollars at the time the Letter of Credit is issued, at the rate of 1/16 of 1% on the face amount of the Letter of Credit, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees shall be computed on the basis of a year of three hundred sixty (360) days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day) in Dollars.

          (c) The Primary Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Primary Borrower and the Administrative Agent.

          (d) The Primary Borrower agrees to pay to the Administrative Agent on the date of this Agreement, for the account of each Lender, a commitment fee of 1/16 of 1% of each Lender's Commitment, payable in Dollars.

          (e) All fees payable hereunder shall be paid in Dollars on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall be fully earned and shall not be refundable under any circumstances, except in the case of clerical error.

     SECTION 2.13.  Interest.

          (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest (i) in the case of a Eurocurrency Term Loan or Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or
(ii) in the case of a Eurocurrency Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

          (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

          (d) Each Swingline Loan shall bear interest at the Alternate Base Rate or as otherwise provided pursuant to Section
2.05.

          (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by a Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or
(ii) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (f) Accrued interest on each Loan shall be payable, in the Currency in which such Loan was advanced, in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Credit Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, and
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

          (g) Except for interest on Loans denominated in Pounds Sterling, which shall be computed on the basis of a year of three hundred sixty five (365) days, all interest hereunder shall be computed on the basis of a year of three hundred sixty
(360) days; and in each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurocurrency Competitive Loan, the Lender that is required to make such
     Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period; or

          (c) in the case of a Borrowing of Foreign Currency Loans, the Administrative Agent determines (which determination shall be presumed correct absent manifest error) that deposits in the applicable Foreign Currency are not generally available, or cannot be obtained by the Lenders, in the London interbank market;

then the Administrative Agent shall give notice thereof to Primary Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies Primary Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective, and any Eurocurrency Borrowing so requested to be continued shall, at the option of the Primary Borrower, be repaid on the last day of the then current Interest Period with respect thereto or shall be converted to an ABR Borrowing (with any Foreign Currency Borrowing being converted to a Borrowing denominated in Dollars at the Exchange Rate determined by the Administrative Agent in accordance with this Agreement) on the last day of the then current Interest Period with respect thereto, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing (other than a Borrowing of Foreign Currency Loans), such Borrowing shall be made as an ABR Borrowing and (iii) any request by any Borrower for a Eurocurrency Competitive Borrowing or a Borrowing of Foreign Currency Loans shall be ineffective; provided that if the circumstances giving rise to such notice do not affect all the Lenders, then requests for Eurocurrency Competitive Borrowings may be made to Lenders that are not affected thereby and, if the circumstances giving rise to such notice do not affect all applicable Currencies, then requests for Eurocurrency Borrowings may be made in the Currencies that are not affected thereby.

     SECTION 2.15.  Increased Costs.

          (a) If any Change in Law shall impose on any Lender or the London interbank market (or any other market in which the funding operations of such Lender shall be conducted with respect to any Foreign Currency) any condition affecting this Agreement or Eurocurrency Loans made by such Lender, and the result thereof shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or to reduce the amount of any sum received or receivable by such Lender in respect thereof by an amount deemed by such Lender to be material, then the Primary Borrower will pay or cause the applicable Borrower to pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Primary Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Primary Borrower and shall be conclusive absent manifest error. The Primary Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Primary Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Primary Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.

          (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

          (f) Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated  hereby  with respect to any Eurocurrency  Loan,  or
(ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in the relevant Foreign Currency to, or for the account of, a Borrower, then, by written notice to the Primary Borrower and to the Administrative Agent:

                (i) such Lender may declare that Eurocurrency Loans in the affected Currency or Currencies will not thereafter  (for the duration of such unlawfulness)  be
          made  by  such  Lender hereunder or  be  continued  for
          additional  Interest Periods and  ABR  Loans  will  not
          thereafter  (for  such  duration)  be  converted   into
          Eurocurrency Loans if the affected Currency is Dollars,
          whereupon  any request for a Eurocurrency Borrowing  in
          the  affected Currency or Currencies, or to convert  an
          ABR  Borrowing  to  a  Eurocurrency  Borrowing  or   to
          continue  a  Eurocurrency  Borrowing  in  the  affected
          Currency  or  Currencies, as the case may  be,  for  an
          additional  Interest Period shall, as  to  such  Lender
          only,  be deemed a request for an ABR Loan or a request
          to  continue  an  ABR  Loan as such  or  to  convert  a
          Eurocurrency Loan into an ABR Loan, as the case may be,
          unless   such   declaration   shall   be   subsequently
          withdrawn; and

                (ii) such Lender may require that all outstanding Eurocurrency Loans in the affected Currency or Currencies, made by it be converted to ABR Loans (at the then current U.S. Dollar Equivalent in the case of any conversion of Foreign Currency Loans), in which event all such Eurocurrency Loans (in the affected Currency or Currencies) shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (g) below.

In  the  event any Lender shall exercise its rights under (i)  or
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR
Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

          (g) For purposes of this Section 2.15, a notice to the Primary Borrower by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Primary Borrower.

     SECTION  2.16.   Break Funding Payments.  In  the  event  of
(a) the payment of any principal of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto,
(c) the failure to borrow, convert, continue or prepay any Term Loan or Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, (e) the assignment of any Eurocurrency Loan or Fixed Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, or
(f) the conversion of any Foreign Currency Loan to a Loan denominated in Dollars, required pursuant to Section 2.14 or
Section 2.15 then, in any such event, the Borrower involved shall compensate each Lender for the loss, cost and expense attributable to such event in the Currency in which the affected Loan is denominated, subject to the provisions of Section 2.20 (and in the case of any conversion of Foreign Currency Loans to Dollar denominated Loans, such loss, cost or expense shall also include any loss, cost or expense sustained by a Lender as a result of such conversion). In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over either
(ii) in all cases set forth above, except for conversions described in clauses (b) or (f) above, the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the Currency in which the affected Loan is denominated of a comparable amount and period from other banks in the London interbank market, or (iii) in the case of a conversion described in clause (b) or (f) above, the amount of interest which will accrue on such principal amount for such period as a result of the conversion. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to such Borrower and shall be conclusive absent manifest error. Such Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     SECTION 2.17.  Taxes.

          (a) Any and all payments by or on account of any obligation of any Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)    In  addition, the Borrowers shall pay any  Other
Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Primary Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of any Borrower hereunder or under any other Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to a Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a
Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located, or in which any Loan is made, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f) Each Lender confirms in favor of the Administrative Agent and the Primary Borrower (on the date hereof, or, in the case of a Lender which becomes a party hereto pursuant to a transfer or assignment, on the date on which the relevant transfer or assignment becomes effective) that either:
(a) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to the principal and interest payable to it under this Agreement; or (b) it is a bank as defined in
Section 840 A of the Income and Corporation Taxes Act 1988 of the United Kingdom and is beneficially entitled to the principal and interest payable to it under this Agreement; and each Lender in favor of the Administrative Agent and the Primary Borrower agrees to notify the Administrative Agent if there is any change in its position from that set out above.

     SECTION  2.18.   Payments  Generally;  Pro  Rata  Treatment;
Sharing of Set-offs.

          (a) Except as may be specified by the Administrative Agent as it from time to time deems necessary or appropriate with respect to any Foreign Currency, each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City or London time, depending on the required place of payment, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, or Trinity Tower, 9 Thomas More Street, London, England, as the case may be, except for payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made as specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as provided in Section 2.20, all payments under each Loan Document shall be made in the Currency as specified therein and in the absence of any specification, in Dollars (based, if necessary, on the U.S. Dollar Equivalent in effect on the date of payment).

          (b) If at any time insufficient funds of a Borrower are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due from such Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due from such Borrower to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due from such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due from such Borrower to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a
Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Primary Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, (i) in the case of a Borrowing in Dollars, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a Borrowing in a Foreign Currency, at a rate reasonably determined by the Administrative Agent to be the cost to it of funding such amount.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or
(e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION   2.19.   Mitigation  Obligations;  Replacement   of
Lenders.

          (a)     If  any  Lender  requests  compensation   under
Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such

Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Primary Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)     If  any  Lender  requests  compensation   under
Section 2.15, or if a Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement with respect to such Borrower (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees)  or  such Borrower (in the case of all other  amounts)  and
(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such assignment and delegation cease to apply.

     SECTION 2.20.  European Economic and Monetary Union.

          (a) If as a result of the implementation of European economic and monetary union ("Monetary Union"):

                (i) any Foreign Currency in which a Eurocurrency Loan is denominated ceases to be the legal tender of the country of that Foreign Currency and is replaced by a European single currency as legal tender; or

                (ii) that Foreign Currency and a European single currency are at the same time recognized as legal tender in the country of that Foreign Currency, and the Required Lenders reasonably so require, then each amount which would otherwise have been payable by any Borrower under the Loan Documents in that Foreign Currency shall be paid by such Borrower in the European single currency and the amount so payable shall be such amount of the
European single currency as equals the amount of the Foreign Currency translated at the Single Currency Exchange Rate. In addition, if a Monetary Union occurs and a LIBO Rate is no longer quoted for the Foreign Currency in which a Eurocurrency Loan is denominated, then the term "Currency" shall include the European single currency that replaces such Foreign Currency and the term "LIBO Rate" shall be determined, for such Eurocurrency Loan, with reference to such European single currency.

          For the purposes of this Section 2.20, "Single Currency Exchange Rate" means the conversion rate of exchange determined on any day for the conversion of the relevant Foreign Currency into the European single currency by the Council of the European Union according to Article 1.09(l) & 4 of the EC Tready.

          (b) If, prior to or following the implementation of Monetary Union, the Required Lenders so require pursuant to notice from the Administrative Agent to the Primary Borrower, this Agreement will be amended to the extent necessary to reflect the implementation of Monetary Union and the redenomination of the credit facilities provided for herein and to put the parties in the same position, so far as possible, that they would have been in had Monetary Union not occurred. Prior to the effective date of such amendment, and during the existence of the circumstances described in either clause (i) or (ii) of paragraph
(a) of this Section with respect of any Foreign Currency, the Lenders agree to make Loans in the European single currency, in place of Loans in such Foreign Currency, using the term "Currency" and the LIBO Rate for the same purposes and in the same manner as are set forth in such paragraph (a) and using the U.S. Dollar Equivalent of such European single currency as if such European single currency were a "Foreign Currency"; provided, that the Lenders' obligations hereunder are subject to all of the terms of this Agreement, including Sections 2.14 and 2.15.

                          ARTICLE III

     Representations, Warranties and Covenants of Borrower

     Primary Borrower and The Gleason Works jointly and severally
represent,   warrant  and  covenant,  and  each  other   Borrower
severally represents, warrants and covenants, with respect to itself only, to the Lenders that:

     SECTION 3.01.  Existence, Ownership and Legal Power.

          (a) Each Borrower is an organization duly organized or incorporated, validly existing and, where relevant, in good standing, under the laws of the jurisdiction of its origination, as indicated on Schedule 3.01. At the Effective Date, each Borrower is duly qualified to do business and, where relevant, is in good standing, in all jurisdictions in which it owns substantial properties or in which it conducts substantial business or in which any of its activities make such qualification necessary, each of which jurisdictions is indicated on Schedule 3.01, except in those jurisdictions in which failure to so qualify would not result in a material adverse impact on such Borrower's ability to conduct business or own properties. If, subsequent to the Effective Date, any Borrower does not qualify in any such jurisdictions to do business or to own properties, such Borrower shall give the Administrative Agent prompt written notice of such change in circumstances.

          (b) At the Effective Date, the Primary Borrower owns the Subsidiaries specified in Schedule 3.01 which is attached hereto and made a part hereof, each of which is duly organized or incorporated, validly existing and, where relevant, in good standing, under the laws of the states or countries of their organization and is duly qualified to do business in all jurisdictions in which each owns substantial properties or conducts substantial business or in which any of their activities make such qualification necessary, each of which jurisdictions is indicated on Schedule 3.01, except in those jurisdictions in which failure to so qualify would not result in a material adverse impact on such Subsidiary's ability to conduct business or own properties. If, subsequent to the Effective Date, any such Subsidiaries do not qualify in any such jurisdictions to do business or to own properties, the Primary Borrower shall give the Administrative Agent and the Lenders prompt written notice of such change in circumstances. At the Effective Date, the Primary Borrower's record and beneficial ownership, direct and indirect, of each Subsidiary is free from any material restriction, equity, security interest, or other lien.

          (c)    Each  Borrower  has  all  requisite  power   and
authority under the laws of the jurisdiction of its origination to carry on its business and to enter into and carry out the terms of this Agreement and the other Loan Documents.

     SECTION 3.02. Right to Act. None of the execution and delivery of this Agreement or the other Loan Documents, the consummation of Transactions contemplated by those documents, nor compliance with their terms and provisions will:

          (a) conflict with or result in a breach of any of the terms, conditions or provisions the certificate of incorporation, by-laws, charter or other constitutional or organizational documents of any Borrower or any Subsidiary or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which any Borrower or any Subsidiary is a party or is subject or by which properties of any Borrower or any Subsidiary may be bound;

          (b) result in the creation or imposition of any Lien upon the property or assets of any Borrower or any Subsidiary, except for the Liens granted to the Lenders pursuant to this Agreement;

          (c) require the consent of any Person other than as indicated in Subparagraph (d) of this Section 3.02; or

          (d) require any consent or approval of, registration or filing with, or any other action by any Governmental Authority, except such as have been obtained or made and are in full force and effect and except as provided in Section 3.16(d).

     SECTION 3.03. Approval by Necessary Organizational Action. The execution and delivery of this Agreement and the other Loan Documents, the making of the Borrowings contemplated or permitted by this Agreement, and the other Transactions have each been duly authorized by all necessary organizational action on the part of each Borrower. The Agreement and the other Loan Documents have been duly and validly executed and delivered by each Borrower and constitute the valid and legally binding agreements of each Borrower enforceable in accordance with their terms, except as may be limited by (a) bankruptcy, insolvency, or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies generally and
(b) where applicable, the exercise of judicial discretion in accordance with general principles of equity.

     SECTION 3.04.  Financial Statements.

          (a) At the Effective Date, each financial statement and all other related information furnished to the Administrative Agent and the Lenders by the Primary Borrower pursuant to this Agreement have been prepared in accordance with GAAP consistently applied in the preparation of the Primary Borrower's and any Subsidiaries' previous financial statements, are true and complete, and fairly present the Primary Borrower's and any Subsidiaries' financial condition and results of operations as of the date of each statement or other information and for the respective period stated. There has been no change that constitutes a Material Adverse Effect in the Primary Borrower's financial condition, properties, business or operations, taken as a whole on a consolidated basis, since the date of the Primary Borrower's most recent audited financial statements delivered to the Administrative Agent and the Lenders.

          (b)    The  Primary  Borrower  has  delivered  to   the
Administrative Agent and the Lenders copies of its most recent annual and interim financial statements.

          (c) The financial statements as of December 31, 1994, 1995 and 1996, and for the fiscal years then ended, of Hermann Pfauter GmbH & Co. and its subsidiaries furnished to the Administrative Agent and the Lenders by the Primary Borrower pursuant to this Agreement have been prepared in accordance with generally accepted accounting principles of the Federal Republic of Germany, consistently applied, are true and complete, and fairly present the financial condition and results of operations of Hermann Pfauter GmbH & Co. and it subsidiaries, on a consolidated basis, as of the date of such statements and for the respective periods stated. To the knowledge of the Primary Borrower, since December 31, 1996, there has been no change that constitutes a material adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of Hermann Pfauter GmbH & Co. and its subsidiaries, taken as a whole.

     SECTION 3.05. Litigation; Regulatory Compliance. Except as may be described in the opinions of counsel delivered pursuant to
Section 4.01:

          (a) At the Effective Date, there are no actions, suits or proceedings pending or threatened against or affecting any Borrower or any Subsidiary before any court or before any Governmental Authority which involve the possibility of any judgment or liability not covered in full by insurance or which could in one case or in the aggregate result in any Material Adverse Effect on the business, operations, property, assets or financial condition of the Primary Borrower and its Subsidiaries taken as a whole. If, subsequent to the Effective Date, there are any such actions, suits or proceedings pending or threatened against or affecting any Borrower or any Subsidiary, the Primary Borrower shall give the Administrative Agent and the Lenders prompt written notice of such actions, suits or proceedings.

          (b) Neither any Borrower nor any Subsidiaries are in default with respect to any order, writ, injunction or decree of any court, arbitrator or Governmental Authority with which such Borrower or Subsidiary is obligated to comply.

     SECTION 3.06.  Plan Compliance.  At the Effective Date:

          (a) Neither any Borrower nor any Subsidiary has incurred any material accumulated funding deficiency within the meaning of ERISA nor has any other ERISA Event occurred.

          (b) Neither the PBGC nor any other Governmental Authority has asserted that any Borrower or any Subsidiary has incurred any material liability in connection with any Plan nor has any Borrower or any Subsidiary incurred any such material liability.

          (c) No Lien has been attached and no Person has threatened to attach a Lien on any property of any Borrower or any Subsidiary as a result of any Borrower's or any Subsidiary's failure to comply with any act or regulations related to any Plan.

     SECTION 3.07. Title and Freedom from Liens. At the Effective Date, each Borrower and each Subsidiary has good, marketable and indefeasible title to all of its properties and assets, real and personal, free and clear of all Liens and encumbrances, except for the following:

          (a) in the case of real properties, easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not interfere materially with the continued use of such properties for the purposes for which they are used and do not affect materially the value thereof;

          (b) pledges, deposits or stay or appeal bonds to secure obligations under workers' compensation laws or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which any Borrower or any Subsidiary is a party;

          (c) deposits to secure public or statutory obligations of any Borrower and any Subsidiaries or otherwise required by law or government regulations as a condition of transacting business or executing any right, privilege or license;

          (d) materialmen's, mechanics', carriers', workers' or other like Liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such Liens;

          (e) Liens for taxes, assessments or governmental charges which are not delinquent or are being contested in good faith and against which adequate reserves have been provided; if any such amount is in excess of $500,000, Borrower will notify the Administrative Agent and the Lenders as soon as reasonably practicable;

          (f)   mortgages,   liens,   security   interests    or
encumbrances  granted to the Lenders or as set  out  in  Schedule
3.07 to this Agreement in existence as of the Effective Date; and

          (g)   Liens permitted pursuant to Section 5.20(c).

If, subsequent to the Effective Date, any Borrower or any Subsidiary shall grant any Lien to a third party on any of its or their properties or assets in a single transaction or in related transactions in an amount in excess of Five Hundred Thousand Dollars ($500,000.00), the Primary Borrower shall provide the Administrative Agent and the Lenders with written notice as soon as reasonably practicable. Liens shall be subject to the limitations contained in Section 5.20.

     SECTION  3.08.  Absence of Default.  No Default or Event  of
Default has occurred and is continuing.

     SECTION  3.09.  Existing Debts.  On the Effective  Date,  no
Borrower has Indebtedness except for (a) trade credit incurred in the ordinary course of business and (b) other Indebtedness set forth in Schedule 3.09 to this Agreement.

     SECTION 3.10. Margin Stock. No Borrower is engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin security" or "margin Stock" (as defined in Regulations G and U issued by the Board). No Borrower owns or intends to carry or purchase any "margin security" or "margin Stock," except for stock of the Primary Borrower purchased by the Primary Borrower as permitted by Section 5.23. No Borrower will use the proceeds of any Loan to purchase or carry (or refinance any borrowings the proceeds of which were used to purchase or carry) any "margin security" or "margin Stock," except for stock of the Primary Borrower purchased by the Primary Borrower as permitted by Section 5.23.

     SECTION 3.11. Compliance with Conditions Precedent. Each Borrower has (a) executed and delivered to the Administrative Agent and the Lenders the documents described in Section 4.01 hereto; (b) obtained and delivered to the Administrative Agent and the Lenders the Opinions of Counsel described in Section 4.01(b); and (c) otherwise complied with all other conditions hereto.

     SECTION 3.12. Interdependent Relationship. Each of the Affiliate Borrowers, in common with the Primary Borrower, is governed by the management of the Primary Borrower and uses the accounting systems and other organizational and operational support systems of the Primary Borrower to the extent that, as of the date of this Agreement, the Affiliate Borrowers could not operate independently from or without the Primary Borrower unless and until the Affiliate Borrowers made fundamental changes in their organizational structure and operations.

     SECTION 3.13. Environmental Matters. Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Primary Borrower nor any of its Subsidiaries
(i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

     SECTION 3.14. Taxes. Each of the Primary Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Primary Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.15. Disclosure. The Primary Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Primary Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Primary Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.16.  Acquisition.

          (a) Schedule 3.16 and Schedule 3.16A contains a true and correct copy of the Pfauter Share Purchase Agreement and the Pfauter-Maag Acquisition Agreement, respectively; provided, however, that although such agreements do not contain the schedules, exhibits, side letters and other documents attached to or delivered with or in connection with each such agreement by any of the parties thereto, copies of all such schedules, exhibits, side letters and other documents have been delivered by the Primary Borrower to the Administrative Agent prior to the date of this Agreement. Each of the Pfauter Share Purchase Agreement and the Pfauter-Maag Acquisition Agreement is a valid and binding contract with respect to each party thereto and is enforceable against each party in accordance with its terms.

          (b) Pursuant to the Pfauter Share Purchase Agreement, GW Acquisition Corp., Gleason-Hurth Maschinen und Werkzeuge GmbH and Gleason Maschinenfabrik GmbH will purchase 100% of the partner interests of Hermann Pfauter GmbH & Co. and pursuant to the Pfauter-Maag Acquisition Agreement, GW Acquisition Corp. will acquire the minority interest in Pfauter-Maag Cutting Tools Limited Partnership which will not be purchased pursuant to the Pfauter Share Purchase Agreement and which represents the balance of the equity interest in Pfauter-Maag Cutting Tools Limited Partnership not so acquired.

          (c) Subsequent to the Acquisition, and during the Transition Period, certain assets of Hermann Pfauter GmbH & Co. and GW Acquisition Corp. will or may be transferred to other Subsidiaries as described in Schedule 3.16(c) to this Agreement.

          (d) The consummation of the Acquisition and the transfers described in Section 3.16(c) will not (i) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation, by-laws, charter or other constitutional or organizational documents of any Borrower, any Subsidiary or of Hermann Pfauter GmbH & Co. and its subsidiaries or any law or any regulation, order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which any of them is a party or is subject or by which properties of any of them may be bound, (ii) result in the creation or imposition of any Lien upon the property or assets of any Borrower, of any Subsidiary, or of Hermann Pfauter GmbH & Co. and its subsidiaries, or (iii) require the consent of any Person or require any consent or approval of, registration (except for registration of the assignments of the partnership interest of Hermann Pfauter GmbH & Co. in the Trade Register in Ludwigsburg, Germany, irrevocable application for which has been filed) or filing with, or any other action by any Governmental Authority except such as have been obtained or made and are full force in effect.

     SECTION  3.17.   Labor  Matters.   Except  as  described  in
Schedule 3.17, as of the date hereof and the Effective Date, there are no strikes, lockouts or slowdowns against the Primary Borrower or any Subsidiary pending or, to the knowledge of the Primary Borrower, threatened. The hours worked by and payments made to employees of the Primary Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Primary Borrower or any Subsidiary, or for which any claim may be made against the Primary Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Primary Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Primary Borrower or any Subsidiary is bound.

     SECTION 3.18. Solvency. Immediately after the consummation of the Acquisition and the Transactions to occur on the date of the initial Borrowing hereunder and immediately following the making of each Loan made on such date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Primary Borrower and its Subsidiaries, on a consolidated basis, at a fair valuation, will exceed their or its debts and liabilities, subordinated, contingent or otherwise;
(b)  the  present  fair saleable value of  the  property  of  the
Primary Borrower and each of its Subsidiaries will be greater than the amount that will be required to pay the probable liability on their or its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; (c) the Primary Borrower and each of its Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (d) the Primary Borrower and each of its Subsidiaries, individually and taken together, will not have unreasonably small capital with which to conduct the business in which it is or they are engaged as such a business is now conducted and is proposed to be conducted following the Effective Date, and each will have the requisite capital to avoid prejudicial tax treatment under applicable laws; and (e) neither Gleason Works (Holdings) Limited nor Gleason Works Limited will be unable to pay its debts within the meaning of Section 123 of the Insolvency Act of 1986 of the United Kingdom.

     SECTION 3.19. Investment and Holding Company Status. Neither the Primary Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.20. Existing Letters of Credit. Schedule 3.20 describes all letters of credit currently outstanding and issued for the benefit of the Primary Borrower or any Subsidiary. Each such letter of credit is issued by The Chase Manhattan Bank and the beneficiary, the undrawn amount, the Currency and the expiration date (and any renewal provisions) are set forth on
Schedule 3.20.

     SECTION 3.21. Gleason Germany (Holdings) GmbH and Gleason Maschinenfabrik GmbH. Gleason Germany (Holdings) GmbH is presently registered in the Federal Republic of Germany under the name of AB 9715 Vermogensverwaltungs GmbH and Gleason Maschinenfabrik is presently registered under the name of AB 9704 Vermogensverwaltungs GmbH. Each of such Borrowers has, by shareholder resolutions, taken all corporate action necessary to authorize various amendments of its articles of association, including the change of its name to the name utilized in this Agreement, and these changes have been duly filed for registration with the commercial register, which is the appropriate place for such filing in the Federal Republic of Germany. However, the required registration has not yet taken place and until it is completed, the proper name for each such Borrower shall be the name under which it is currently registered, rather than the name generally utilized in this Agreement.

                           ARTICLE IV

                           Conditions

     SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Nixon Hargrave Devans & Doyle LLP, counsel for the Primary Borrower, substantially in the form of Schedule 4.01(b), and covering such other matters relating to the Borrowers, this Agreement or the Transactions as the Required Lenders shall reasonably request,
(ii) Allen & Overy, substantially in the form of Schedule 4.01(b-
1), and covering such other matters relating to Gleason Works (Holdings) Limited and Gleason Works Limited, this Agreement or the Transactions involving such Affiliate Borrowers as the
Required Lenders shall reasonably request, (iii) counsel for Gleason Germany (Holdings) GmbH, Gleason Maschinenfabrik GmbH, Gleason-Hurth Maschinen und Werkzeuge GmbH, and Hermann Pfauter GmbH & Co. substantially in the form of Schedule 4.01 (b-2), and covering such other matters relating to each such Affiliate Borrower, this Agreement or the Transactions involving such Affiliate Borrowers as the Required Lenders shall reasonably request, and (iv) Illinios counsel for American Pfauter, L.P. and Pfauter-Maag Cutting Tools Limited Partnership, substantially in the form of Schedule 4.01 (b-3), and covering such other matters with respect to Illinios law relating to such Affiliate Borrowers, this Agreement or the Transactions involving such Affiliate Borrowers as the Required Lenders shall reasonably request. The Primary Borrower hereby requests such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Primary Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

          (e) The Administrative Agent shall have received, for each of Gleason Corporation, The Gleason Works, Gleason International Marketing Corporation and GW Acquisition Corp., a certificate of the Secretary for each such Borrower with attached supporting documents as follows:

               (i) resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement and of the other Loan Documents to which such Borrower is a party, and of the Transactions;

               (ii)  an incumbency certificate;

               (iii) copy of the Certificate of Incorporation and By-laws and any amendments to either; and

               (iv)  certificate  of  good  standing  or  similar
     subsistance   certificate  in  the   Borrower's   state   of
     incorporation and in each state in which the Borrower is qualified to do business.

          (f) The Administrative Agent shall have received, for each of American Pfauter, L.P. and Pfauter-Maag Cutting Tools, Limited Partnership, a certificate of an appropriate representative for each such Borrower with attached supporting documents as follows:

               (i) resolutions duly adopted by the appropriate authority of such Borrower authorizing the execution, delivery and performance of this Agreement and of the other Loan Documents to which such Borrower is a party, and of the Transactions;

               (ii)  an incumbency certificate;

               (iii) a copy of the partnership agreement and
                     certificate  of  partnership, and  any
                     amendments to either; and

               (iv) Certificate of Good Standing or similar subsistence certificate in the Borrower's state of organization and in each state in which the Borrower is qualified to do business.

          (g) The Administrative Agent shall have received, with respect to each of Gleason Works (Holdings) Limited and Gleason Works Limited, a certificate of a duly authorized director for each such Borrower attaching the following and supporting documents:

               (i)  certified copies of constitutional documents;

               (ii) board resolutions approving the execution, delivery and performance of the Loan Documents, and the Transactions, to which it is a party;

               (iii) a shareholders resolution approving the execution, delivery and performance of the Loan Documents and the Transactions to which it is a party, supported by the resolutions of the boards of corporate shareholders; and

               (iv) certification that borrowing limits of the Borrower are not exceeded.

          (h) The Administrative Agent shall have received, with respect to each German Borrower, a copy of its Articles of Association, a current extract from the commercial registry, any application for entry into the commercial registry and any other appropriate documentation, related to the Transactions.

          (i) The Administrative Agent shall have received the Mortgage of Shares in the form of Schedule 4.01(i) executed by The Gleason Works with respect to 65% of the outstanding capital stock of Gleason Works (Holdings) Limited, accompanied by the documentation required to be delivered pursuant thereto.

          (j) The Administrative Agent shall have received the Mortgage of Shares in the form of Schedule 4.01(j) executed by Gleason Works (Holdings) Limited, providing for the pledge of 65% of the outstanding capital stock of Gleason Works Limited, along with accompanying documentation required to be delivered pursuant thereto.

          (k) The Administrative Agent shall have received the Pledge Agreement in the form of Schedule 4.01(k) executed by The Gleason Works and Gleason International Marketing Corp. and providing for the pledge of 65% of the outstanding capital stock of Gleason Germany (Holdings) GmbH, along with accompanying documentation required to be delivered pursuant thereto.

          (l) The Administrative Agent shall have received the Pledge Agreement in the form of Schedule 4.01(l) executed by Gleason Germany (Holdings) GmbH and (i) providing for the pledge of 65% of the outstanding capital stock of Gleason Maschinenfabrik GmbH, along with accompanying documentation required to be delivered pursuant thereto, and (ii) providing for the pledge of 65% of the outstanding capital stock of Gleason-Hurth Maschinen und Werkzeuge GmbH, along with accompanying documentation required to be delivered pursuant thereto.

          (m) The Administrative Agent shall have received the Pledge Agreement in the form of Schedule 4.01(m) executed by Gleason Maschinenfabrik GmbH and Gleason-Hurth Maschinen und Werkzeuge GmbH providing for the pledge of 65% of the limited partnership interests of Hermann Pfauter GmbH & Co., along with accompanying documentation required to be delivered pursuant thereto.

          (n) The Administrative Agent shall have received UCC searches in the State of New York with respect to the Primary Borrower, The Gleason Works, Gleason International Marketing Corporation and GW Acquisition Corp., and in the state of Illinois, with respect to Pfauter-Maag Cutting Tools Limited Partnership, and American Pfauter L.P., and the Administrative Agent shall have received appropriate searches of the Companies Registry, and of the winding up petitions at the Companies court, in the United Kingdom with respect to the Borrowers organized under the laws thereof and an appropriate certificate of each Borrower organized under the laws of the Federal Republic of Germany regarding Liens against such Borrower, and in each case such searches and certificates shall in all material respects, substantiate the representations and warranties set forth in
Section 3.07 with respect to each of such Borrowers.

          (o) The Acquisition shall have been consummated, in all respects in accordance with the terms with the Pfauter Share Purchase Agreement and the Pfauter-Maag Acquistion Agreement, with each party thereto having fullfilled all of the conditions to such party's obligations set forth in each of such agreements, except to the extent that such conditions have not been met or fulfilled with the consent of each Lender and subject to the registration of assignments as described in Section 3.16(d).

          (p) The Administrative Agent and each Lender shall have been provided, on or prior to the Effective Date, with the opportunity to review the documents exchanged between the parties at the closing of the Acquisition, and such documents shall be in all material respects consistent with the terms of the Pfauter Share Purchase Agreement and the Pfauter-Maag Acquisition Agreement and shall be reasonably satisfactory to each Lender.

          (q) The Administrative Agent and each Lender shall have received a certificate of the Financial Officer to the effect set forth below and each statement therein shall be true an correct on the date of such certificate:

               (i) the Acquisition has been consumated in all respects in accordance with the terms of the Pfauter Share Purchase Agreement and the Pfauter-Maag Acquisition Agreement, with each party thereto having fulfilled all of the conditions to such party's obligations set forth therein, except to the extent that such conditions have not been met or fulfilled with the concurrence of each Lender;

               (ii) the Administrative Agent and each Lender have been provided on or prior to the efective date with an opportunity to review the documents exchanged between the
     parties  at  the  closing  of  the  Acquisition,  and   such
     documents are in all material respects consistant with the terms of the Pfauter Share Purchase Agreement and the Pfauter-Maag Acquisition Agreement;

               (iii) the  Primary Borrower or an appropriate
     Subsidiary shall have received all of the assets to be purchased by it pursuant to the Acquisition free and clear of all mortgages, pledges, liens, charges and other encumbrances except for those provided for in the Pfauter Share Purchase Agreement or the Pfauter-Maag Acquistion Agreement;

               (iv) all representations and warranties of the Borrowers contained in this Agreement and any Loan Document made as of and after the date thereof are true and correct as of the Effective Date after inclusion or reflection, as appropriate, of all of the assets purchased by the Primary Borrower and its Subsidiaries pursuant to the Acquistion; and

               (v) the following is a reconcilliation of the Borrowers' use of the Borrowings made on the Effective Date for the payment or refinancing of the purchase price payable pursuant to the Acquisition, for application to the costs and expenses of the Acquisition and to the payment of Indebtedness as required pursuant to Section 4.01(r) below.

          (r) Except as permitted under Section 5.19, all Indebtedness of the Primary Borrower and its Subsidiaries (other than Indebtedness permitted pursuant to Section 5.19) described in Schedule 4.01(r) shall have been paid in full and all obligations thereunder and Liens related thereto that are not permitted pursuant to Section 5.20 shall have been discharged, and the Agent shall have received satisfactory evidence of such repayment or discharge. The letters of credit listed in Schedule 4.01(r) shall have become Letters of Credit pursuant to this Agreement.

The Administrative Agent shall notify the Primary Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on August 15, 1997 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b)  At the time of and immediately after giving effect
to   such  Borrowing  or  the  issuance,  amendment,  renewal  or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                            ARTICLE V

               Affirmative and Negative Covenants


     Until the Commitments have expired or been terminated in full and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Borrower covenants and agrees with the Lenders that:

     SECTION 5.01. Punctual Payment. Each Borrower will punctually pay or cause to be paid the principal and interest due in respect of each Borrowing made by it according to the terms hereof and each Borrower will punctually pay or cause to be paid the facility and other fees for which it is responsible pursuant to Section 2.12 hereof. Each of Primary Borrower and The Gleason Works shall be jointly and severally liable for all debts, liabilities and obligations of all Borrowers hereunder.

     SECTION 5.02.  Financial Information.

          (a) The Primary Borrower will furnish to the Administrative Agent for delivery to each of the Lenders annually within ninety (90) days after and as at the close of each Fiscal Year its audited financial statements, including, without limitation, consolidated and consolidating (including supplemental information for each Affiliate Borrower substantially similar to the information previously furnished by the Primary Borrower to the Administrative Agent with the Primary Borrower's 1996 audited financial statements) balance sheets and statements of operations and earnings and changes in financial position, each examined and reported upon by an independent certified public accounting firm of national reputation, and the report of such accountants (i) shall not contain any qualification or disclaimer of opinion by reason of going concern or audit limitations imposed by the Primary Borrower and (ii) shall state that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Primary Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

          (b) The Primary Borrower will furnish to the Administrative Agent for delivery to each of the Lenders within forty-five (45) days after and as of the close of each Fiscal Quarter its financial statements, including, without limitation, consolidated and consolidating (including supplemental information for each Affiliate Borrower substantially similar to that furnished under Section 5.02(a)) balance sheets and related statements of operations and earnings and changes in financial position of the Primary Borrower for the previous Fiscal Quarter and from the beginning of the Fiscal Year to the end of such Fiscal Quarter, together with comparisons to the previous year, if appropriate, certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Primary Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

          (c) The Primary Borrower will promptly furnish to the Administrative Agent, for delivery to the Lenders, upon their becoming available, copies of all regular and periodic financial reports, if any, which the Primary Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or with any securities exchange.

          (d) The Primary Borrower will promptly furnish to the Administrative Agent, for delivery to the Lenders, upon their becoming available, copies of all prospectuses of the Primary Borrower and all reports, proxy statements and financial statements mailed by the Primary Borrower to its shareholders generally.

          (e) The Primary Borrower will promptly furnish to the Administrative Agent for delivery to each of the Lenders on a quarterly basis within sixty (60) days after and as at the close of each Fiscal Quarter a schedule of any outstanding standby or performance letters of credit issued to a third party beneficiary for the account of the Primary Borrower.

          (f) The Primary Borrower will furnish to the Administrative Agent for delivery to each of the Lenders as soon as reasonably practicable with such further information regarding the Primary Borrower's and its Subsidiaries' business, condition, other credit sources, property, assets or operations, financial or otherwise, as the Administrative Agent, at the instruction of the Required Lenders, may from time to time reasonably request, all prepared in form and detail reasonably satisfactory to the Administrative Agent and the Lenders.

          (g) The Primary Borrower will at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP consistently applied.

          (h) Concurrently with any delivery of financial statements under clauses (a) and (b) above, the Primary Borrower will furnish to the Administrative Agent for delivery to each of the Lenders a certificate of a Financial Officer of the Primary Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 5.15, 5.16 and 5.17 and computation of the Applicable Rate, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the latest audited financial statements supplied by the Primary Borrower to the Administrative Agent and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (iv) describing generally the use made by each Borrower of the Loans borrowed by it during the Fiscal Quarter covered by such financial statements and relating such use to the unused Revolving Credit Sublimit, as of the date of the financial statements with which such certificate is delivered, of each Affiliate Borrower in sufficient detail to demonstrate compliance with Section 2.01(c)
(iii) as of such date.

          (i) Concurrently with any delivery of financial statements under clause (a) above, the Primary Borrower will furnish to the Administrative Agent for delivery to each of the Lenders a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

     SECTION 5.03. Inspection of Borrowers' Property and Records. Each Borrower shall permit and the Primary Borrower shall cause any Subsidiary to permit, representatives of the Administrative Agent and the Lenders (a) to visit and inspect any of the properties of such Borrower or any Subsidiary, (b) to examine its or their corporate books and records, (c) to make extracts or copies of such books and records, and (d) to discuss its or their affairs, finances and accounts with its or their officers or partners, as applicable. The foregoing may be done at any time within regular business hours upon one (1) Business Day's advance notice.

     SECTION  5.04.   Preservation of  Borrowers'  Existence  and
Business.

          (a) Each Borrower will preserve and keep in full force and effect such Borrower's existence, rights, licenses and franchises and, except as permitted under Section 5.11, the Primary Borrower will preserve and keep in full force and effect those of any Subsidiaries which are necessary and material to the Primary Borrower's and Subsidiaries' operations taken as a whole.

          (b) No Borrower will make or permit to be made any material change in the character of its business or operations.

     SECTION 5.05. Payment of Debts and Obligations. Each Borrower will duly pay and discharge, and the Primary Borrower will cause each of the Subsidiaries to pay and discharge, all (i) its or their material obligations when due and (ii) Taxes, assessments and governmental charges of which it has or they have knowledge assessed against it or them or against its or their properties prior to the dates on which penalties are attached thereto, unless and to the extent only that such obligations, Taxes, assessments or charges are not material or shall be contested in good faith and by appropriate proceedings by it (with adequate book reserves in accordance with GAAP).

     SECTION 5.06. Insurance Coverage. The Primary Borrower will maintain, and cause any Subsidiaries to maintain, an adequate insurance program, with financially sound and reputable insurance companies, covering all such properties and risks as are customarily insured by, and in amounts not less than those customarily carried by, corporations engaged in similar business and similarly situated.

     SECTION  5.07.   Litigation.   The  Primary  Borrower   will
promptly notify the Agent and the Lenders in writing of the commencement of any single litigation involving claims by or against any Borrower or any Subsidiary in excess of Two and One Half Million Dollars ($2,500,000.00), or related litigations, which, when aggregated, involve such claims in excess of Two and One Half Million Dollars ($2,500,000.00), to which any Borrower or any Subsidiary, is a party defendant or is a cross- or counter-
defendant,   except  for  litigation  in  which  any   Borrower's
contingent liability is fully covered by insurance. The Primary Borrower will promptly notify the Administrative Agent and the Lenders in writing of any judgment against any Borrower or Subsidiary in excess of $500,000.00.

     SECTION 5.08. ERISA Compliance. (a) No Borrower subject to ERISA will incur any accumulated funding deficiency within the meaning of ERISA and the regulations thereunder, and no Borrower maintaining or sponsoring a Plan that is not subject to ERISA will incur or permit an accumulated funding deficiency with respect to such Plan, to the extent that the amount of all such deficiencies together is equal to or greater than 5% of Consolidated Net Worth, less the value of all intangible assets with regard to such Plans or (b) incur any liability of comparable size to the Pension Benefit Guaranty Corporation; and the Primary Borrower will give prompt written notice to the Administrative Agent and each Lender of any ERISA Event.

     SECTION 5.09. FLSA Compliance. Each Borrower will and the Primary Borrower will cause each Subsidiary to comply with the applicable provisions of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters.

     SECTION 5.10. Compliance with All Laws, Etc. No Borrower will knowingly be, nor will the Primary Borrower permit any Subsidiary to knowingly be, in violation of any law or regulation,  order, writ, injunction or decree of  any  court  or
Governmental Authority or in breach of any agreement or instrument to which any Borrower or any Subsidiary is subject or in default thereunder, which violation, breach or default results in a Material Adverse Effect.

     SECTION   5.11.   Mergers,  Acquisitions,  Bulk  Sales   and
Reorganization. No Borrower will, nor will the Primary Borrower permit any Subsidiary to, enter into or be a party to any merger, consolidation or reorganization, or sell, transfer, convey, lease
or   otherwise  dispose  (in  one  transaction  or  a  series  of transactions) of all or substantially all of its assets or business, or of any of the shares of capital stock of any Affiliate Borrower or any Other Subsidiary; provided, however, that (i) this Section does not limit in any way the making of leases by any Borrower, or any Subsidiary, as lessor, of such Borrower's or Subsidiary's products, programs, or other inventory in the ordinary course of such Borrower's or Subsidiary=s business; and (ii) any wholly-owned Subsidiary may be merged into the Primary Borrower or any other wholly-owned Subsidiary; and
(iii) any wholly-owned Other Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Borrower or to another wholly-owned Other Subsidiary; and
(iv) any wholly-owned Other Subsidiary may liquidate or dissolve if the Primary Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Primary Borrower and is not materially disadvantageous to the Lenders; (v) the transfers described in sections I and II of
Schedule 3.16(c) as taking place either on the Effective Date or on August 1, 1997 shall be completed by such respective dates, and the transfers described in section IV of such schedule under Step F shall be permitted at any time during the Transition Period, (vi) with regard to the transfers described in Step G of section IV of Schedule 3.16(c), American Pfauter L.P. and Pfauter-Maag Cutting Tools Limited Partnership shall be permitted to merge with each other and/or with GW Acquisition Corp. and (vii) any Borrower or any Other Subsidiary may undertake any or all of the transactions otherwise prohibited by this Section as long as no Default either exists at the time of any such transaction or would result therefrom and as long as all of such prohibited transactions, taken together, do not result in the transfer of assets whose aggregate book value at the time of transfer exceeds 10% of Consolidated Net Worth as of the end of the Fiscal Year preceding the Fiscal Year during which the latest of such transactions takes place. If any two or more Borrowers merge as permitted pursuant to this Section, the Revolving Credit Sublimit of the surviving Borrower shall be the higher or highest of the Revolving Credit Sublimits of the Borrowers involved in the merger. The foregoing provisions of this Section to the contrary notwithstanding, neither Hermann Pfauter GmbH & Co. nor any of its subsidiaries shall transfer any of the shares of the capital stock of Hermann Pfauter Verwaltungsgesellschaft mit beschrankter Haftung, provided that it or such subsidiaries shall be permitted to transfer such shares Step F, clause (ii) (a) of Schedule 3.16(c) so long as the transferee executes a pledge of 65% of such shares in favor of the Lenders containing terms the same in all material respects as Schedule 4.01(l).

     SECTION 5.12.  Subsidiaries.

          (a) No Borrower will organize or cause to exist any Subsidiaries, except for the Subsidiaries listed in Schedule 3.01, unless each such new Subsidiary shall provide the Lenders and the Administrative Agent with a Guarantee of payment, in a form acceptable to the Required Lenders and the Administrative Agent, of Indebtedness of the Borrowers to the Lenders and the Administrative Agent created under this Agreement. Any Subsidiary created or acquired after the Effective Date that is incorporated or organized under the laws of a state of the United States shall be required to guarantee Indebtedness under this Agreement equal to the aggregate amount of moneys from time to time advanced by the Primary Borrower and any other Borrower to the new Subsidiary together with the fair market value of any property transferred from time to time by the Primary Borrower and any other Borrower to the new Subsidiary (whether such advances or transfers are made as loans or as equity contributions) which have not been repaid or returned to the Primary Borrower or such other Borrower. If any Subsidiary created or acquired after the Effective Date is incorporated or organized under the laws of any country other than the United States, all moneys or other property from time to time advanced or transferred to such Subsidiary by Affiliates of the Primary Borrower shall be so advanced or transferred only by an Affiliate Borrower or an Other Subsidiary that is also incorporated or organized under the laws of a country other than the United States; and the new Subsidiary shall be required to guarantee the Indebtedness under this Agreement of any Borrower(s) that at any time advance funds or transfer property to the new Subsidiary, which guarantee shall be limited to the aggregate amount of the moneys so advanced plus the fair market value of the property so transferred which has not been repaid or returned to such Borrower(s).

          (b) With regard to any Subsidiaries created after the Effective Date, such Subsidiaries shall be duly organized, validly existing and in good standing under the laws of the states or countries of their organization and duly qualified to do business in all jurisdictions in which each owns substantial properties or conducts substantial business or in which any of their activities makes such qualification necessary except in those jurisdictions in which failure to so qualify would not result in a Material Adverse Effect. If any such Subsidiaries do not qualify in any such jurisdictions to do business or to own properties, Primary Borrower shall give the Administrative Agent and the Lenders prompt written notice of such circumstances.

          (c) If Gleason-Hurth Maschinen und Werkzeuge GmbH issues additional shares of its capital stock after the date of this Agreement, such Borrower, the Primary Borrower and Gleason Germany (Holdings) GmbH agree to require each Person to whom such shares are issued to provide for the pledge of a sufficient amount of such shares that 65% of the outstanding shares of such Borrower are pledged to the Lenders on terms that are the same in all material respects as Schedule 4.01(l).

     SECTION 5.13. Maintenance of Properties. Each Borrower will maintain and keep its properties in good condition, and from time to time make all repairs, renewals and replacements, to the extent necessary for the conduct of its business, and the Primary Borrower will cause the Subsidiaries to do the same.

     SECTION 5.14. Notice to Lenders and Administrative Agent of Default. The Primary Borrower will immediately notify the Lenders and the Administrative Agent in writing with full details
(a) of the occurrence of a Default or an Event of Default or of any event which might cause a Material Adverse Effect or (b) if any representation or warranty made in this Agreement, in any other Loan Document, or in any other writing related to it, or deemed made pursuant to Section 4.02, may for any reason cease in any material respect to be true and complete.

     SECTION 5.15.    Consolidated   Funded   Indebtedness   to
Consolidated Net Worth.  The Primary Borrower will not permit its
Consolidated Funded Indebtedness to be more than 200% of its Consolidated Net Worth at the end of any Fiscal Quarter.

     SECTION 5.16. Consolidated Funded Indebtedness to EBITDA. The Primary Borrower shall not permit the ratio of Consolidated Funded Indebtedness as of the last day of any Fiscal Quarter to be greater than 3.0 times its EBITDA as measured during the twelve month period ending on the last day of such Fiscal Quarter.

     SECTION 5.17.   Interest Coverage.   The  Primary  Borrower
shall  not  permit  the ratio of EBITDA to Consolidated  Interest
Expense to be less than 5.0 to 1.0 for each twelve month period ending on the last day of each Fiscal Quarter.

     SECTION 5.18.   Restrictions  on  Use  of  Proceeds.   Each
Borrower shall use the proceeds of (a) Term Loans, only to finance the Acquisition, including payment of transaction fees and related costs, and to refinance existing Indebtedness for borrowed money of the Primary Borrower and its Subsidiaries and of Hermann Pfauter GmbH & Co. after the Acquisition and (b) other Loans and Letters of Credit to fund capital expenditures, working capital and other general corporate expenditures, and for no other purposes. No proceeds of any of the Loans made pursuant to this Agreement shall be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulations G, T, U and X.

     SECTION 5.19. Indebtedness. The Primary Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except Indebtedness created hereunder or pursuant hereto, and the following additional
Indebtedness:

          (a) Indebtedness of one or more Borrowers acquired by reason of the Acquisition, existing on the Effective Date and set forth in Schedule 5.19(a), up to an aggregate of (i) $20,000,000 in aggregate principal amount through the end of the Transition Period and (ii) $10,000,000 in aggregate principal amount thereafter (in each case using the U.S. Dollar Equivalent to determine the amount of such Indebtedness in Foreign Currencies on the Effective Date and on the last day of the Transition Period), as long as no portion of the latter amount is secured after the end of the Transition Period pursuant to the Collateral Pooling Agreement dated August 20/26/28, 1996 with Sudwestdeutsche Landesbank Girozentrale Stuttgart as pool leader and Kreissparkasse Ludwigsburg and Deutsche Bank AG, as pool members;

          (b) Indebtedness of any Borrower, provided that such Indebtedness is not secured by any Lien;

          (c) The Other Subsidiaries together shall be permitted to borrow from time to time and to have outstanding aggregate principal Indebtedness for borrowed money that is not wholly or partially secured by any Lien, of up to $5,000,000 (using the Exchange Rate with respect to any Indebtedness denominated in a currency other than Dollars); and

          (d) The Primary Borrower and its Subsidiaries together shall be permitted to have outstanding aggregate principal Indebtedness that is wholly or partially secured by a Lien or Liens, provided that the aggregate principal amount of all such Indebtedness (using the Exchange Rate with respect to any Indebtedness denominated in a currency other than Dollars) does not exceed $5,000,000 at any one time;

Provided, however, that (i) after the end of the Transition Period, the aggregate principal amount, expressed in Dollars, of Indebtedness permitted pursuant to paragraph (a) that is wholly or partly secured by any Lien, plus the aggregate principal amount, expressed in Dollars, of Indebtedness permitted pursuant to paragraph (d), shall not at any time exceed $5,000,000, (ii) the aggregate principal amount of Indebtedness permitted pursuant to paragraphs (c) and (d), expressed in Dollars, shall not at any time exceed $5,000,000 and (iii) after the end of the Transition Period, the aggregate principal amount, expressed in Dollars, of Indebtedness permitted pursuant to paragraphs (c) and (d), plus the aggregate principal amount, expressed in Dollars, of Indebtedness permitted pursuant to paragraph (a) that is wholly or partially secured by any Lien, shall not at any time exceed $5,000,000. In computing all Dollar limitations relating to Indebtedness permitted pursuant to paragraphs (a), (c) and (d), if any Indebtedness of the Primary Borrower or any Subsidiary is guaranteed by the Primary Borrower or another Subsidiary, as the case may be, the amount of the Indebtedness so guaranteed shall only be included as one Indebtedness.

     SECTION 5.20. Liens. No Borrower will, nor will the Primary Borrower permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) Liens securing Indebtedness permitted pursuant to paragraphs (a) and (d), and the concluding paragraph, of Section
5.19.

          (c) Liens granted by Borrowers or their Subsidiaries to their depositary banks, on deposits and securities accounts maintained with such banks, to secure their respective liabilities to such banks, to the extent required by the general business conditions of such banks.

     SECTION 5.21. Investments, Loans, Advances, Guarantees and Acquisitions. The Primary Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) Permitted Investments, investments in existence on the date hereof and described on Schedule 5.21 and investments by virtue of the Acquisition and by virtue of the post Acquisition transfers referred to in Schedule 3.16(c) and in clauses (v) and
(vi) of Section 5.11;

          (b)   additional  investments  by  a  Borrower  in  the
capital stock of, or as capital contributions to, any of its Subsidiaries, provided, that, (i) such investments in any Affiliate Borrower shall not exceed at any time the sum of $5,000,000 (including the U.S. Dollar Equivalent of any investment made in a Foreign Currency), plus the amount of such Affiliate Borrower's Revolving Credit Sublimit, less the aggregate principal amount, expressed in Dollars, of all such Affiliate Borrower's outstanding Revolving, Competitive and Swingline Loans and (ii) such investments in all Other
Subsidiaries shall not exceed at any time the amount of $10,000,000 minus the lesser of $5,000,000 or the amount, expressed in Dollars, of the principal amount of all Indebtedness for borrowed money owed by all Other Subsidiaries at such time pursuant to paragraphs (c) and (d) of Section 5.19;

          (c) loans or advances made by a Borrower to any Subsidiary of which it is, directly or indirectly, the owner of the entire equity interest, and loans or advances made by any Other Subsidiary to a Borrower or to any Other Subsidiary, provided that they comply with Sections 5.12, 5.18 and 5.19;

          (d)  Guarantees constituting Indebtedness permitted  by
Section 5.19.

     SECTION 5.22. Hedging Agreements. The Primary Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Primary Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION 5.23. Restricted Payments. The Primary Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Primary Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) wholly-owned Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (c) the Primary Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Primary Borrower and its Subsidiaries and (d) as long as no Default exists and is continuing, or would be created thereby, the Primary Borrower may pay cash dividends with respect to its outstanding capital stock and may repurchase shares of its outstanding capital stock.

     SECTION 5.24. Transactions with Affiliates. The Primary Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Primary Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Primary Borrower and its Subsidiaries not involving any other Affiliate and otherwise specifically permitted under this Agreement, including the post Acquisition transfers described in Schedule 3.16(c), to the extent permitted pursuant to Section 5.11, and (c) any Restricted Payment permitted by Section 5.23.

     SECTION 5.25. Restrictive Agreements. The Primary Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Primary Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 5.25 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.


                           ARTICLE VI

                            Guaranty

     Without limitation of any obligation of any of the Borrowers or any rights of the Lenders hereunder, (a) Primary Borrower and The Gleason Works (herein "Initial Guarantors") hereby unconditionally guaranty to the Lenders and the Administrative Agent the full, prompt and punctual payment when due of any and all Facility Obligations, (b) each of the Affiliate Borrowers that is incorporated or organized under the laws of a state of the United States (other than The Gleason Works) i.e., GW Acquisition Corp., Gleason International Marketing Corporation, Pfauter-Maag Cutting Tools Limited Partnership and American Pfauter L.P., (each also an "Initial Guarantor") hereby severally unconditionally guarantees to the Lenders and the Administrative Agent the full, prompt and punctual payment when due of any and all Loans, including all principal and interest thereon, and LC Disbursement reimbursement obligations, but only to the extent that Loan proceeds are advanced or contributed to it, or in the case of LC Disbursements, are disbursed for its account, whether in the form of debt, equity or otherwise, by the Primary Borrower or any of its other Subsidiaries, which amounts have not been returned or repaid by it, (c) each of Gleason Germany (Holdings) GmbH and Gleason Works (Holdings) Limited (also "Initial Guarantors') hereby severally and unconditionally guarantees to the Lenders and the Administrative Agent the full, prompt and punctual payment when due of any and all Loans, including principal and interest thereon, that are advanced by the Lenders directly to its respective Subsidiaries and the reimbursement obligations related to LC Disbursements made to or for the benefit of such Subsidiaries and (d) each of Hermann Pfauter GmbH & Co., Gleason Maschinenfabrik GmbH, Gleason-Hurth Maschinen und Werkzeuge GmbH and Gleason Works Limited (each also and "Initial Guarantor") hereby unconditionally guarantees to the Lenders and the Administrative Agent the full, prompt and punctual payment when due of any and all Loans, including all principal and interest thereon, and LC Disbursement reimbursement obligations, but only to the extent that Loan proceeds are advanced or contributed to it, or in the case of LC Disbursements, are disbursed for its account, whether in the form of debt, equity or otherwise, by Gleason Germany (Holdings) GmbH or Gleason Works (Holdings) Limited, which amounts have not been returned or repaid by it. The Facility Obligations, Loans and reimbursement obligations guaranteed hereby are hereinafter referred to as "Guaranteed Obligations."

     The Initial Guarantors agree and understand that their obligations under this Article VI shall be unconditional, regardless of any circumstances which might constitute a legal or equitable discharge of a surety or guarantor and regardless of any law, rule, regulation, decree or order now or hereafter in effect in any jurisdiction purporting to affect in any manner any of the terms of the Guaranteed Obligations or the rights of the Lenders or the Administrative Agent under this Article VI, and the Initial Guarantors expressly waive each of the foregoing. In furtherance, but not in limitation, of the foregoing, the liability of the Initial Guarantors under this Article VI shall be unconditional irrespective of the following:

          (i) The lack of genuineness, validity, regularity or enforceability of the Guaranteed Obligations or of any debt, liability or obligation evidenced thereby or contained therein;

          (ii) Any extension of time of payment or renewal in whole or in part of any Guaranteed Obligation;

          (iii) The   failure  of  the   Lenders   or   the
     Administrative Agent to obtain rights in any collateral or to perfect rights in any collateral which may now or hereafter secure payment of any Guaranteed Obligation;

          (iv) Any exchange or release of, or compromise or settlement with respect to, any obligation or any collateral which may now or hereafter secure payment of any Guaranteed
     Obligation;

          (v) Any change in or waiver of the time, manner or place of payment, or any other terms, of any Guaranteed
     Obligation;

          (vi)  The    bankruptcy,   insolvency,   dissolution,
     reorganization, merger, consolidation, sale of assets, discharge in bankruptcy, adjustment or composition of debts, appointment of a trustee or receiver, or any other proceeding or event, with respect to any Borrower;

          (vii) The  release  of,  or  any  compromise   or
     settlement with, any guarantor, endorser or other party, person or entity liable primarily or secondarily on any Guaranteed Obligation;

          (viii) Any delay or lack of promptness or diligence by the Lenders or the Administrative Agent in enforcing the rights of the Lenders or the Administrative Agent under any Loan Document;

          (ix) The existence of any claim, set-off or other rights which any Borrower may have at any time against the Lenders or the Administrative Agent or other corporation or person, whether in connection herewith or by reason of any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (x) Any claim of invalidity or unenforceability relating to or against any other Borrower or any Guarantor for any reason with respect to the Guaranteed Obligations, or any provision of applicable law or regulation purporting to prohibit the payment by any other Borrower or any such Guarantor of any Guaranteed Obligation; or

          (xi) Any other act or omission to act or delay of any kind by any Borrower, any Guarantor, the Lenders or the Administrative Agent or any other Person, or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations under this Article VI.

     The Initial Guarantors agree that if the Lenders or the Administrative Agent are ever required to repay all or any part of any amount or amounts received by the Lenders or the Administrative Agent in payment or on account of any Guaranteed Obligation, by reason of any judgment, order or decree of any court or administrative body, or by reason of any settlement or compromise of any claim made upon the Lenders or the Administrative Agent to repay any such amount or amounts, then any such judgment, order, decree, settlement or compromise shall be binding upon each Initial Guarantor notwithstanding any termination of this Agreement or the cancellation of any Guaranteed Obligation; and the Initial Guarantors shall be and remain liable to the Lenders and the Administrative Agent under this Article VI for the amounts so repaid to the same extent as if such amounts had never originally been received by the Lenders or the Administrative Agent.

     The Lenders and the Administrative Agent may proceed to exercise any rights or remedies which the Lenders and the Administrative Agent may have under this Article VI without first pursuing or exhausting any other rights or remedies which the Lenders or the Administrative Agent may have against any Borrower, any collateral security for the payment of the Guaranteed Obligations, or any other Guarantor or other person or entity.

     If a Borrower makes any payment pursuant to and under this Agreement, including without limitation this Article VI, such Borrower shall not exercise any right of subrogation or any right of contribution unless and until the Lenders and the Administrative Agent have received payment in full of the Guaranteed Obligations.

     This Article VI is a continuing Guarantee and shall remain in force and effect until all of the Guaranteed Obligations (including all expenses and reasonable attorneys' fees which may be incurred in enforcing any rights of the Lenders and the Administrative Agent under this Article VI) shall be paid or performed.

     Each Initial Guarantor hereby irrevocably waives notice of acceptance hereof, presentment, demand, protest and any notice not provided for herein.

     All sums to the credit of any Initial Guarantor and any property of any Initial Guarantor in the possession of any Lender or the Administrative Agent at any time shall be deemed held by such Lender or the Administrative Agent as security for payment of the Guaranteed Obligations and each Initial Guarantor hereby grants to each Lender and the Administrative Agent the right, without notice to such Initial Guarantor, to set off such sums against any obligations of such Initial Guarantor hereunder.

     Each  Initial  Guarantor shall have no right of subrogation,
reimbursement,  indemnity  or  contribution  from  any   Borrower
(including another Initial Guarantor) unless and until all Guaranteed Obligations shall have been paid in full.

                          ARTICLE VII

                       Events of Default

     If any of the following events ("Events of Default") shall occur:

          (a) any Borrower or any Initial Guarantor shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for repayment thereof or otherwise;

          (b) any Borrower or any Initial Guarantor shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

          (c) the Primary Borrower defaults in the performance of any covenant contained in Section 5.15, 5.16 or 5.17; or any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this
Agreement or any amendment or modification hereof or waiver hereunder, or by any Guarantor in any Guarantee or by any Borrower or Guarantor in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

          (d) any Borrower defaults in the performance of any other covenant, condition, or provision in this Agreement or any Guarantor defaults in the performance of any covenant, condition, or provision of a Guarantee (other than a default by an Initial Guarantor under clause (a) or (b) of this Article), and such Borrower or Guarantor, as the case may be, does not remedy that default within a period of thirty (30) days after written notice of such default shall have been rendered to the Primary Borrower by the Administrative Agent at the request of the Required Lenders;

          (e) any Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

          (f) (i) any event occurs or condition exists which, with notice or lapse of time or both, would make any employee pension benefit plan of any Borrower, any Subsidiary or any Guarantor subject to termination under subsections (1), (2) and
(3) of Section 4042(a) of ERISA, unless the Administrative Agent at the request of the Required Lenders has first given its prior written approval of such event or condition, which approval will not be unreasonably withheld, or (ii) any Borrower, any Subsidiary, any Guarantor or any of their respective plan administrators shall have received notice from the Pension
Benefit  Guaranty  Corporation indicating  that  it  has  made  a determination that an employee pension benefit plan of the Primary Borrower, any Subsidiary or any Guarantor is subject to termination under Section 4042(a)(4) of ERISA, or (iii) any Borrower, any Subsidiary or any Guarantor is subject to employer's liability under Sections 4062, 4063, or 4064 or ERISA, in each case under ERISA as now or hereafter amended, or (iv) an ERISA Event shall otherwise have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; provided that Primary Borrower's planned curtailment and standard termination of Borrower's Defined Benefit Pension Plan as defined at the Effective Date, if consummated in accordance with ERISA and if such consummation does not violate any of the covenants hereunder, shall, for the purposes of this Part, not be considered an Event of Default;

          (g) any Borrower, any Subsidiary or any Guarantor is generally not paying its debts, respectively, as they become due in the ordinary course of its business or shall admit in writing its inability to do so; or either Gleason Works (Holdings) Limited or Gleason Works Limited shall be or be deemed to be unable to pay its debts within the meaning of Section 123 of the Insolvency Act of 1986 of the United Kingdom;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, administration, winding-up, reorganization or other relief in respect of any Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator, liquidator or similar official for any Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty
(60) days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i)   any   Borrower   or   any   Subsidiary    shall
(i) voluntarily commence any proceeding or file any petition seeking liquidation, administration, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, administrator, trustee, custodian, sequestrator, conservator, liquidator or similar official for any Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Subsidiary shall become unable, to pay its debts as they become due;

          (k) one or more final judgments which when aggregated are in excess of Two Million Five Hundred Thousand Dollars ($2,500,000.00) or more at any one time outstanding are rendered against any Borrower, any Subsidiary or any Guarantor and are not satisfied, bonded, stayed or insured for a period of thirty (30) days thereafter, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower or any Subsidiary to enforce any such judgment;

          (l)  a Change in Control shall occur;

          (m) any of the Guarantees actually delivered pursuant hereto shall at any time not be in full force and effect and valid and binding with respect to the Guarantor under such Guarantee for any reason whatsoever, except where any such Guarantor has merged into another Borrower or Guarantor, or has been dissolved, if permitted under Section 5.11.

then, and in every such event (other than an event described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Primary Borrower, take either or both of the following actions, at the same or different times: (i) terminate the
Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and (iii) require the deposit of cash collateral pursuant to Section 2.06(j); and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                          ARTICLE VIII

                    The Administrative Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent. Such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Administrative Agent may accept fees and other consideration from the Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and under the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and the designation of the Administrative Agent as agent and trustee pursuant to the Pledge Agreements described in Sections 4.01(i) and (j) shall subject the Administrative Agent to duties and obligations only to the extent necessary to perform its obligations under those Pledge Agreements, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and
(c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof, specifying that a Default exists and describing a such Default, is given to the Administrative Agent by the Primary Borrower or a Lender. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Article VII) take such action with respect to such Default which is continuing as shall be directed by the
Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document, or any other related agreement, instrument or document, or for the perfection, priority or enforceability of any Lien securing the Loans, fees and other Facility Obligations or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone or by other means and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section 9.03(c) in respect of any and all liability and expense which may be incurred by it in the 90 days following receipt of any such assurances by reason of taking or continuing to take any such action.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Primary Borrower. In addition, the Administrative Agent may be removed for cause at any time by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with the Primary Borrower, to appoint a successor, which shall be a Lender. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or has been removed, then the retiring
Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between all Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, and any related agreement or any document furnished hereunder or thereunder.

     The Administrative Agent in its capacity as trustee or otherwise under the Pledge Agreements executed by The Gleason
Works and Gleason Works (Holdings) Limited as required in Sections 4.01(i) and 4.01(j) (the "U.K. Pledge Agreements"):

          (i) is not liable for any failure, omission, or defect in perfecting or registering the security constituted or created by any U.K. Pledge Agreement;

          (ii) may accept without inquiry such title as any Borrower may have to any asset secured by any U.K. Pledge
     Agreements; and

          (iii) is not under any obligation to hold any U.K. Pledge Agreements or any other document in connection with the U.K. Pledge Agreements or the assets secured by any U.K. Pledge Agreements (including title deeds) in its own possession or take any steps to protect or preserve the same. The Administrative Agent may permit any Borrower to retain any shares subject to the U.K. Pledge Agreements or other document in its possession.

Except as otherwise provided in the U.K. Pledge Agreements, all moneys which under the trusts contained in the U.K. Pledge Agreements are received by the Administrative Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Administrative Agent in any investment authorized by English law for the investment by a trustee of trust money or in any other investments which may be selected by the Administrative Agent. Additionally, the same may be placed on deposit in the name or under the control of the Administrative Agent at such bank or institution (including the Administrative Agent) and upon such terms as the Administrative Agent may think fit.

     None of the provisions of this Article VIII or of Section 9.03(c) shall inure to the benefit of any Borrower or anyone other than the Administrative Agent and the Lenders. Consequently, neither any Borrower or any other Person shall be entitled to rely upon such provisions or to raise as a defense, in any manner whatsoever, the failure of the Administrative Agent or any Lender to comply with such provisions.

                           ARTICLE IX

                          Miscellaneous

     SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to the Administrative Agent, to each Borrower and to each Lender and its applicable lending office, at the address(es) set forth on its respective signature page to this Agreement.

     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.02.  Waivers; Amendments.

          (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph(b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Borrower and the Required Lenders or by each Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender,
(ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change
Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) amend Article VI or waive or release any Guarantee with respect to any of the Guaranteed Obligations, without the written consent of each Lender (although no such amendment, waiver or release shall be necessary in order to permit any of the transactions permitted under clauses (v) and
(vi) of Section 5.11, to the extent that any such transaction may affect a Guarantor or its Guarantee); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

     SECTION 9.03.  Expenses; Indemnity; Damage Waiver.

          (a) Each Borrower shall be jointly and severally obligated to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the Lenders, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) Each Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of
(i) the execution or delivery of this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b)
of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. Each Lender's share of such unpaid amount shall be a fraction of such amount equal to the aggregate unpaid principal amount of all of such

Lender's Loans at the time of determination, divided by the aggregate unpaid principal amount of all Loans at such time. Each Lender shall be entitled to be indemnified by each Borrower for any amounts paid to the Administrative Agent under this paragraph (c) pursuant to paragraph (b) of this Section.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Loan Document or any other agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 9.04.  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (except as provided in the last paragraph of Article VIII) and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement or under any other Loan Document (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Primary Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to
such   assignment  (which  consent  shall  not  be   unreasonably
withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such
assignment  (determined  as  of  the  date  the  Assignment   and
Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Primary Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans,

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for each assignment, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Primary Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Primary Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e)   Any  Lender  may,  without  the  consent  of  any
Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and
(iii) each Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Primary Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Primary Borrower is notified
of   the   participation  sold  to  such  Participant  and   such
Participant agrees, for the benefit of the Primary Borrower, to comply with Sections 2.17(e) and (f) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by each Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns (except as provided in the last paragraph of Article VIII). Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION  9.09.   Governing  Law;  Jurisdiction;  Consent  to
Service of Process.

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York applicable to contracts made and to be performed in such state, without regard to conflict of laws principles.

          (b)    Each    Borrower   hereby    irrevocably    and
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c)    Each    Borrower   hereby    irrevocably    and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS
AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Primary
Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than any Borrower. For the purposes of this Section, "Information" means all information received from any Borrower relating to any Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by such Borrower; provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.14. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.14 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 9.15. Gleason Germany (Holdings) GmbH and Gleason Maschinenfabrik GmbH. Each of Gleason Germany (Holdings) GmbH and Gleason Maschinenfabrik GmbH is named in and executes this Agreement and the other Loan Documents to which it is a party under that name, rather than the name under which it is presently registered in the commercial registry, as described in
Section 3.21. Until such time as the name change registration described in such Section becomes effective, each such Borrower agrees, at the request of the Administrative Agent, to reexecute each such document under the name under which it is currently registered.

          SECTION 9.16 Pfauter Italia SPA. All parties to this Agreement understand that the Primary Borrower intends that a corporation be incorporated in the Republic of Italy, to be named Pfauter Italia SPA and that such corporation will be a wholly owned Subsidiary of one of the wholly owned subsidiaries of Gleason Germany (Holdings) GmbH. The parties agree that, upon submission to the Administrative Agent of the following, and upon execution of this Agreement in the blank provided on the signature pages hereof by Pfauter Italia SPA, that Pfauter Italia SPA shall become a party to this Agreement and shall be an Affiliate Borrower and an Initial Guarantor.

     (i) Resolutions duly adopted by the Board of Directors of such Borrower authorizing the execution, delivery and performance of this Agreement and of the other Loan Documents to which such Borrower is to be a party, and of the Transactions;

     (ii) An incumbency certificate;

     (iii)A  copy  of the Certificate of Incorporation  and
          Bylaws,   and  any  amendments  to  either,   of   such
          corporation;

     (iv) Certificate of Good Standing or similar subsistant certificate issued by the Republic of Italy; and

     (v) An opinion of counsel reasonably satisfactory to the Administrative Agent as to the existence, organization, good standing, authorization and execution of this Agreement by, and the enforceability of this Agreement against, Pfauter Italia SPA.

As an Affiliate Borrower, Pfauter Italia SPA will have a Revolving Credit Commitment of $0.00, but will be entitled to have Letters of Credit issued with an LC Exposure not to exceed $10,000,000.00 in U.S. Dollar Equivalent at any one time. As an Initial Guarantor, Pfauter Italia SPA shall be liable to the same extent as if it were included among the Initial Guarantors listed in clause (d) of the first paragraph of Article VI.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Address for Notices:             GLEASON CORPORATION

Gleason Corporation
1000 University Avenue           By   /s/ John J. Perrotti
PO Box 22970                     Name     John J. Perrotti
Rochester, New York 14692        Title:   Vice President - Finance
Attention: Oksana S. Dominach
                Treasury Manager

Telephone: (716) 256-8753
Telecopy: (716)  461-4348

The Gleason Works             THE GLEASON WORKS
1000 University Avenue
PO Box 22970
Rochester, New York  14692       By   /s/ John J. Perrotti
Attention: Oksana S. Dominach    Name     John J. Perrotti
              Treasury Manager   Title:   Vice President - Finance and
Telephone: (716) 256-8753                 Vice President Manufacturing
Telecopy: (716) 461-4348                  Operationgs - Rochester

For all other Borrowers          GLEASON INTERNATIONAL MARKETING
C/O Gleason Corporation          CORPORATION
1000 University Avenue
PO Box 22970
Rochester, New York 14692        By  /s/ John B. Kodweis
Attention: Oksana S. Dominach    Name    John B. Kodweis
              Treasury Manager   Title:  Vice President
Telephone: (716) 256-8753
Telecopy: (716) 461-4348


                                GW ACQUISITION CORPORATION


                                By  /s/ John J. Perrotti
                                Name    John J. Perrotti
                                Title:  Treasurer


                                GLEASON GERMANY (HOLDINGS) GMBH
                                (presently known as AB 9715
                                Vermogensverwaltungs (GmbH)


                                By  /s/ John B. Kodweis
                                Name    John B. Kodweis
                                Title:  Geschaftsfuhrer (Managing Director)

                                GLEASON MASCHINENFABRIK GMBH
                                (presently known as AB 9704
                                Vermogensverwaltungs GmbH)


                                By  /s/ John B. Kodweis
                                Name    John B. Kodweis
                                Title:  Geschaftsfuhrer (Managing Director)


                                GLEASON-HURTH MASCHINEN UND
                                WERKZEUGE GMBH


                                By  /s/ John B. Kodweis
                                Name    John B. Kodweis
                                Title:  Geschaftsfuhrer (Managing Director)

                                HERMANN PFAUTER GMBH & CO.


                                By   /s/ Walter Eggert
                                Title:   Managing Director

                                GLEASON WORKS (HOLDINGS) LIMITED


                                By /s/ Ralph E. Harper
                                Name   Ralph E. Harper
                                Title: Secretary


                                GLEASON WORKS LIMITED


                                By /s/ Ralph E. Harper
                                Name   Ralph E. Harper
                                Title: Secretary


                                PFAUTER-MAAG CUTTING TOOLS LIMITED PARTNERSHIP


                                By /s/ David J. Burns
                                Name   David J. Burns
                                Title:

                                AMERICAN PFAUTER L.P.


                                By /s/ David J. Burns
                                Name   David J. Burns
                                Title:

The following Subsidiary hereby executes this Credit Agreement pursuant to Section 9.16, and agrees to be bound by the provisions of the Agreement as an Affiliate Borrower and an Initial Guarantor, as provided in Section 9.16.



                                PFAUTER ITALIA SPA


                                By __________________________

                                Name
                                Title:



SEPARATE  SIGNATURE PAGE FOR EACH LENDER, TO FOLLOW ON PAGES  101
THROUGH 111

                              THE CHASE MANHATTAN BANK,
                                as Administrative Agent,


                              By  /s/ Thomas C. Strasenburgh
                              Name:   Thomas C. Strasenburh
                              Title:  Vice President

                              Address for Notices:
                              One Chase Plaza
                              Loan and Agency Service Group - 8th Floor
                              New York, NY  10081
                              Attn:  Sandra Miklave

                              Telephone: (212) 552-7953
                              Facsimile: (212) 552-5658

                              with   a   copy   of  all   notices
                              regarding  Eurocurrency  Borrowings
                              to:

                              Trinity Towers
                              9 Thomas Moore Street
                              London, England E19YT

                              Attention: Steven Clarke
                              Telephone: 44-171-777-3253
                              Facsimile: 44-171-777-3253

                              THE CHASE MANHATTAN BANK


                              By /s/ Thomas C. Strasenburg
                              Name   Thomas C. Strasenburg
                              Title: Vice President


                              Lending  Office  and  Address for Notices

                              One Chase Square, 9th Floor
                              Rochester, New York  14643
                              Attn: Thomas C. Strasenburgh, Vice President

                              Telephone:  (716) 258-4248
                              Facsimile:   (716) 258-4439

                              CORESTATES BANK, N.A.


                              By  /s/ Brian M. Haley
                              Name    Brian M. Haley
                              Title:  Vice President


                              Lending  Office  and  Address  for Notices


                              1345 Chestnut Street
                              P.O. Box 7618
                              F.C. 1-8-3-16
                              Philadelphia, PA  19101-7618

                              Telephone: 215-973-2372
                              Facsimile: 215-973-7820

                              THE BANK OF NOVA SCOTIA


                              By  /s/ Stephen Lockhart
                              Name    Stephen Lockhart
                              Title:  Vice President


                              Lending  Office  and  Address  for Notices

                              The Bank of Nova Scotia
                              One Liberty Plaza
                              New York, NY  10006

                              Telephone: 212-225-5012
                              Facsimile: 212-225-5090

                              FIRST UNION NATIONAL BANK


                              By  /s/ Mark M. Harden
                              Name    Mark M. Harden
                              Title:  Vice President


                              Lending  Office  and  Address for Notices

                              John S. Cannon
                              First Union Capital Markets Group
                              301 S. College Street, DC-5
                              Charlotte, NC  28288-0745

                              Telephone: 704-383-4747
                              Facsimile: 704-374-2802

                              MARINE MIDLAND BANK


                              By  /s/ Guy R. Nudd
                              Name    Guy R. Nudd
                              Title:  Vice President


                              Lending  Office  and  Address  for Notices

                              Marine Midland Bank
                              One Marine Midland Plaza, 5th Floor
                              Rochester, NY  14639

                              Telephone: 716-238-7402
                              Facsimile: 716-238-7992

                              MANUFACTURERS AND TRADERS
                              TRUST COMPANY


                              By /s/ William E. Holsten
                              Name   William E. Holsten
                              Title: Vice President


                              Lending  Office  and  Address for Notices

                              M&T Bank
                              M&T Place
                              255 East Avenue
                              Rochester, NY  14604

                              Telephone: 716-258-8479
                              Facsimile: 716-325-5105

                              SUDWESTDEUTSCHE LANDESBANK


                              By  /s/ Peter Kogel/ Gerd Schanzenbacher
                              Name    Peter Kogel/ Gerd Schanzenbacher
                              Title:  Senior Vice President / Senior
                                      Vice President



                              Lending  Office  and  Address for Notices

                              Sudwestdeutsch Landesbank Girozentrale
                              Am Hauptbahnhof 2
                              70173 Stuttgart/ Germany
                              Attn:  Peter Kogel

                              Telephone: 049/711-127-35-69
                              Facsimile: 049/711-127-36-99

                              PNC BANK, N.A.


                              By /s/ Thomas R. Colwell
                              Name   Thomas R. Colwell
                              Title: Vice President


                              Lending  Office  and  Address for Notices

                              PNC Bank, National Association
                              249 Fifth Avenue, 2nd Floor
                              Pittsburgh, PA  15222
                              Attn:  Hillary Guttman

                              Telephone:  412-768-8219
                              Facsimile:  412-768-4586

                              MELLON BANK


                              By  /s/ Joseph F. Bond, Jr.
                              Name    Joseph F. Bond, Jr.
                              Title:  Vice President


                              Lending  Office  and  Address for Notices

                              Mellon Financial Services
                              65 East 55th Street
                              New York, NY  10022

                              Telephone:  212-702-4017
                              Facsimile:  212-702-5269

                              BANCA MONTE DEI PASCHI DI SIENA, SPA


                              By /s/ G. Natalicchi
                              Name   G. Natalicchi
                              Title: Vice President

                              By /s/ Brian R. Landy
                              Name:  Brian R. Landy
                              Title: Vice President


                              Lending  Office  and  Address for Notices

                              245 Park Avenue
                              New York, New York 10167
                              ______________________________
                              ______________________________

                              Telephone: (212) 557-8111
                              Facsimile: (212) 557-8039